SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

LOOKSMART, LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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NOTICE OF ANNUAL MEETING

LOOKSMART, LTD.

625 Second Street

San Francisco, California 94107

Dear Stockholder:

The annual meeting of stockholders of LookSmart, Ltd. (“LookSmart” or the “Company”) will be held at 625 Second Street, 3rd floor, San Francisco, California 94107, on Tuesday, July 14, 2009, at 10:00 a.m. local time. The annual meeting is being held for the following purposes:

(1)	To elect one director for a three-year term expiring at the annual meeting of stockholders in 2012;

(2)	To approve the LookSmart 2009 Employee Stock Purchase Plan;

(3)	To ratify the appointment of the accounting firm Moss Adams LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

(4)	To transact any other business that may properly come before the annual meeting and any adjournment or postponement thereof.

These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record on the books of the Company at the close of business on May 15, 2009, are entitled to vote at the annual meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please vote your proxy promptly, either on the Internet, by telephone or, if this proxy statement was mailed to you, by completing, signing, dating and returning your proxy card in the enclosed envelope, so that shares may be voted in accordance with your wishes and so that enough shares are represented to allow us to conduct the business of the annual meeting. If you hold shares in “street name,” you may be able to vote over the Internet or by telephone by following the instructions on your Notice of Internet Availability of Proxy Materials or your proxy card, whichever you receive. Voting over the Internet or by telephone, or mailing your proxy(ies) does not affect your right to vote in person if you attend the annual meeting. You may still vote in person if you are a stockholder entitled to vote and you attend the meeting, even if you have returned your proxy, provided that you affirmatively indicate your intention to vote your shares in person. Please note, however, that if a brokerage firm or bank holds your shares of record and you wish to vote at the meeting, you must obtain from the record holder a valid legal proxy issued in your name.

This year, we will be using the new “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this new process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the costs of printing and distributing the proxy materials and conserve natural resources. On or about June 4, 2009, we will mail to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our annual report on Form 10-K (as amended by our Form 10-K/A), and vote electronically, via the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. We will not be mailing the Notice to stockholders who had previously elected either to receive notices and access the proxy materials and vote completely electronically via the Internet or to receive paper copies of the proxy materials.

By Order of the Board of Directors,

Stacey A. Giamalis
Senior Vice President, General Counsel and Secretary

June 3, 2009

Your vote is very important. Even if you plan to attend the meeting,

VOTE YOUR PROXY PROMPTLY.

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

LookSmart, Ltd.

625 Second Street

San Francisco, California 94107

INFORMATION ABOUT SOLICITATION AND VOTING

General

The enclosed proxy is solicited by the board of directors of LookSmart for use in voting at the annual meeting of stockholders to be held at 10:00 a.m., local time, on Tuesday, July 14, 2009, at the Company’s offices at 625 Second Street, 3rd floor, San Francisco, California 94107, and any postponement or adjournment of that meeting. The purpose of the annual meeting is to consider and vote upon the proposals outlined in this proxy statement and the attached notice. The Company’s telephone number is (415) 348-7000.

LookSmart’s common stock is traded on the NASDAQ Global Market.

On or about June 4, 2009, we will mail to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our annual report on Form 10-K (as amended by our Form 10-K/A), and vote electronically, via the Internet. We will not be mailing the Notice to stockholders who had previously elected either to receive notices and access the proxy materials and vote completely electronically via the Internet or to receive paper copies of the proxy materials. With respect to stockholders who had previously elected to receive paper copies of the proxy materials, those will be mailed on or about June 4, 2009.

Record Date and Outstanding Shares

Only holders of record of LookSmart common stock at the close of business on the record date, May 15, 2009, are entitled to receive notice of and to vote at the annual meeting. As of the close of business on the record date, there were 17,098,236 shares of common stock outstanding and held of record by approximately 4,962 stockholders. Stockholders are entitled to one vote for each share of common stock they held as of the record date.

Voting and Solicitation

Each stockholder may vote in person at the annual meeting or by proxy. Many of our stockholders will vote electronically via the Internet. Those stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to vote electronically via the Internet. However, stockholders who had previously elected to receive paper copies of our proxy materials will receive a proxy card, and those stockholders may vote by completing, signing, dating and returning the proxy card provided to them in accordance with its instructions. If you are the record holder of your shares of common stock and attend the meeting in person, you may deliver your completed proxy card to us at the meeting. If your shares are held in “street name,” please check your Notice of Internet Availability of Proxy Materials or your proxy card, whichever you receive, or contact your broker or nominee to determine whether you will be able to vote by telephone or on the Internet.

When proxies are properly voted in accordance with instructions, the shares they represent will be voted at the annual meeting in accordance with the instructions of the stockholder (proxies cannot be voted for a greater number of persons than the number of nominees named). If no specific instructions are given, the shares will be voted FOR the election of the nominee for director set forth herein, FOR approval of the Company’s 2009 Employee Stock Purchase Plan, and FOR ratification of the appointment of independent auditors. In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. On all matters to be voted on, each share has one vote.

We are making this proxy solicitation by and on behalf of the board of directors. The cost of preparing, assembling, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Proxies may be solicited personally or by telephone, electronic mail or facsimile by the Company’s officers, directors and regular employees, none of whom will receive additional compensation for assisting with solicitation.

Quorum; Required Vote

A quorum is required for the transaction of business during the annual meeting. A quorum is present when a majority of stockholder votes are present in person or by proxy. Shares that are voted “FOR”, “AGAINST” or “WITHHELD” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast by the common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter.

The candidate for election as a director at the annual meeting who receives the highest number of affirmative votes present or represented by proxy and entitled to vote at the annual meeting will be elected. The approval of the Company’s 2009 Employee Stock Purchase Plan and the ratification of the independent registered public accounting firm for the Company for the current year both require the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and entitled to vote at the annual meeting.

Revocability of Proxies

If you are a stockholder entitled to vote and you have submitted a proxy via the Internet, mail or by telephone, you may revoke your proxy at any time before it is voted by delivering a written revocation to the Secretary of the Company, providing a proxy bearing a later date that is duly voted in accordance with its instructions, or attending and voting in person at the annual meeting. If you hold your shares through a broker or custodian, you will need to contact them to revoke your proxy.

Abstentions; Broker Non-Votes

The Company will count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). A “broker non-vote” occurs when a broker or other nominee does not have discretion to vote shares with respect to a particular proposal and has not received instructions from the beneficial owner of the shares. Generally, brokers have discretion to vote shares on what are deemed to be routine matters. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining the number of votes cast with respect to a proposal.

For Proposal One (election of directors), which requires a plurality of the votes cast, abstentions and broker non-votes will have no effect on determining the number of votes cast nor on whether the director is elected. For Proposal Two (the approval of the Company’s 2009 Employee Stock Purchase Plan) and Proposal Three (the ratification of the appointment of the independent registered public accounting firm), which require the affirmative approval of a majority of the votes present or represented and entitled to vote, broker non-votes will have no effect on the number of votes cast nor on whether the approval is obtained or the appointment is ratified, but abstentions will have the same effect as a vote against Proposals Two and Three because they will be counted as a vote cast with respect to the proposal but not counted as a vote for approval or ratification.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our board of directors consists of six directors, one of whom is standing for election: Jean-Yves Dexmier. In addition to the director standing for election, we have three incumbent directors with terms expiring in 2010 and two incumbent directors with terms expiring in 2011. Our bylaws provide that the board of directors is divided into three classes. There is no difference in the voting rights of the members of each class of directors. Each class of directors serves a term of three years, with the term of one class expiring at the annual meeting of stockholders in each successive year. There are no family relationships among any directors, nominees for director or executive officers of the Company. The names, ages, positions with the Company and current terms of office of our directors as of April 30, 2009 are as follows:

Name	Age	Position	Expiration of Term
Jean-Yves Dexmier (1)(4)	57	Director	2009
Anthony Castagna (1)(2)	61	Director	2010
Teresa Dial (2)(3)	59	Director	2010
Mark Sanders (3)(4)	65	Chair of the Board	2010
Edward F. West	56	Director, Chief Executive Officer, and President	2011
Timothy J. Wright (1)(3)	44	Director	2011

(1)	Member of audit committee
(2)	Member of nominating and governance committee
(3)	Member of compensation committee
(4)	Member of strategic direction committee

Unless marked otherwise, proxies received will be voted FOR the election of the nominee, Jean-Yves Dexmier. This nominee is presently a director and his term will expire at the annual meeting. The nominee is willing to be elected and to serve for the three-year term. If the nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holders or by the incumbent board of directors to fill the vacancy or (ii) for no one, leaving a vacancy. Alternatively, the size of the board of directors may be reduced accordingly. The board of directors has no reason to believe that the nominee will be unwilling or unable to serve if elected as a director. Dr. Dexmier has been nominated to serve for a three-year term until the annual meeting of stockholders in 2012 or until his successor, if any, is elected or appointed.

Nominee for Election to the Board of Directors

Jean-Yves Dexmier has served as one of our directors since April 5, 2007. Dr. Dexmier served as Chief Financial Officer for Openwave Systems, Inc. from August 2007 through January 2008. Prior to that, Dr. Dexmier served as Chief Executive and Chair of the Board of Agentis Software from 2001 to 2005. He served as Chief Executive Officer, President and Chief Financial Officer of Informix Software from 1997 to 2000. Dr. Dexmier also served as the Chief Financial Officer of Octel Corporation from 1995 to 1997. From 1994 to 1995 he served as Chief Financial Officer of Air Liquide Americas and from 1991 to 1994 he served as Chief Financial Officer of Thomson Consumer Electronics U.S. Dr. Dexmier received a B.A. in Fundamental Mathematics from Lycee Pasteur, an M.B.A. from Ecole Polytechnique and a Ph.D. in Electronics from Ecole Nationale Superieure de l’Aeronautique et de l’Espace, all located in France.

The board of directors unanimously recommends that you vote FOR approval of Dr. Dexmier as a member of the Company’s board of directors.

Incumbent Directors Whose Terms Continue After the 2009 Annual Meeting

The following persons are incumbent directors whose terms expire at the annual meeting of stockholders in 2010:

Anthony Castagna has served as one of our directors since March 1999. Since 1997, Dr. Castagna has served as a non-executive director of Macquarie Technology Ventures Pty Limited, an Australian venture capital fund and wholly owned subsidiary of Macquarie Bank Limited, Australia’s largest investment bank, and as an independent advisor to the Macquarie Technology Investment Banking Division of Macquarie Bank Limited, an investment banking company. He is also a non-executive director of early-stage private technology-based companies in Australia, Asia and the United States. Dr. Castagna served as a non-executive director of BT LookSmart, the joint venture between LookSmart and British Telecommunications, until December 2002. Dr. Castagna holds a Bachelor of Commerce from the University of Newcastle, Australia, and an M.B.A. and Ph.D. in finance from the University of New South Wales, Australia.

Teresa Dial has served as one of our directors since 2003 and was Chair of the board from July 2004 to June 2005. In 2008 she became Chief Executive Officer of Consumer Banking, North America, and Global Head of Consumer Strategy for Citigroup. From 2005 to 2008 she was Group Executive Director of Lloyds TSB and Chief Executive of Lloyds TSB Retail Bank. From 1973 until her retirement in 2001, Ms. Dial held various management roles at Wells Fargo & Co. including CEO of its subsidiary Wells Fargo Bank. She serves as a director of Citibank N.A., a subsidiary of Citigroup. She is a member of the Council of 100 at Northwestern University, the International Women’s Forum and Cambridge University’s Judge Business School Board of Advisors.

Mark Sanders was elected Chair of the board in July 2008. He has served as one of our directors since January 2003 and served as our Lead Director from October 2007 to July 2008. Mr. Sanders served as Chairman of Pinnacle Systems, a supplier of video creation, storage, distribution and streaming solutions, from July 2002 to March 2004. Mr. Sanders also served as a Director of Pinnacle Systems from January 1990 to March 2004 and as its President and Chief Executive Officer from January 1990 to July 2002. Prior to that time, Mr. Sanders served in a variety of management positions, most recently as Vice President and General Manager of the Recording Systems Division of Ampex, Inc., a manufacturer of video broadcast equipment. Mr. Sanders also serves on the board of directors of Bell Microproducts Inc., a computer storage and semiconductor company. Mr. Sanders holds a B.S. in Electrical Engineering from California Polytechnic University, Pomona and an M.B.A. from Golden Gate University.

The following persons are incumbent directors whose terms expire at the annual meeting of stockholders in 2011:

Edward F. West has served as one of our directors since November 2001 and was the Chair of the board from June 2005 through July 2008. In August 2007, Mr. West was appointed interim Chief Executive Officer and President of the Company and named the Chief Executive Officer and President in January 2008. Since 2003, Mr. West has served as Managing Director of Sage Partners LLC, an advisory services firm in venture development and strategic leadership. Mr. West also has served as a director for Memetrics, a global provider of testing and optimization solutions for marketers located in San Francisco, since January 2006 and for Advanced Ticketing Systems located in London since April 2006. Mr. West served as Chief Executive Officer of Colarity Corporation, a customer knowledge management company, from January 2001 to December 2003. From December 1999 to December 2000, Mr. West served as Chief Executive Officer of RealNames International, the global development subsidiary of RealNames Corporation, an Internet names and navigation platform provider. From May 1998 to December 1999, Mr. West served as Executive Vice President, Business Development, Sales and Marketing, at RealNames Corporation. From January 1996 to April 1998, Mr. West served as Chief Operating Officer of Softbank Interactive Marketing, a provider of marketing services and sales representation to Internet sites seeking interactive advertisers. Mr. West received an A.B. in Architecture/Urban Planning from Princeton University and an M.B.A. from Harvard Business School.

Timothy J. Wright has served as one of our directors since August 2005. Mr. Wright is currently a General Partner at GrandBanks Capital, an early stage venture capital company based in Newton, Massachusetts. Since November 2007, Mr. Wright has represented GrandBanks Capital on the board of directors of XKOTO, Inc., a provider of data virtualization solutions located in Waltham, Massachusetts. Mr. Wright served as Chief Executive of the EMEA and Asia-Pacific operations of Geac Computer Corporation Limited and as its Chief Technology Officer from May 2004 to March 2006. He also served as Geac’s Senior Vice President, Chief Technology Officer and Chief Information Officer from January 2003 to May 2004. Prior to joining Geac, Mr. Wright served for just over three years as Senior Vice President, Chief Technology Officer and Chief Information Officer at Terra Lycos, a provider of Internet access and content to users worldwide. Prior to working at Terra Lycos, Mr. Wright spent seven years at The Learning Company, a provider of consumer educational and home productivity software, until it was acquired by Mattel, Inc. in 1999. Mr. Wright received a B.S. in Computer Science from City University in London.

Board Committees and Meetings

In 2008, the board of directors held eight meetings. Each of the directors attended 80% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which he or she served (during the periods that he or she served). The Company has a policy of encouraging board members’ attendance at annual stockholder meetings. In 2008, five of our directors attended the annual stockholder meeting.

In March 1999, the board of directors established two standing committees: the audit committee and the compensation committee. Prior to that time, the functions of these two standing committees were performed by the board of directors. In June 2002, the board of directors established an additional standing committee: the nominating and governance committee. In October 2007, the board of directors established an additional standing committee: the strategic direction committee.

Audit Committee. The audit committee functions in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), by overseeing the accounting and financial reporting processes of the Company, as well as audits of the Company’s financial statements. The audit committee operates under a written charter adopted by the board of directors and has the authority to select, and is directly responsible for the selection of, the Company’s independent registered public accounting firm. The audit committee approves the nature and scope of services to be performed by the independent registered public accounting firm, reviews the range of fees for such services, confers with the independent registered public accounting firm, reviews the results of the annual audit and the Company’s annual and quarterly financial statements, reviews with management and the independent registered public accounting firm the Company’s accounting and financial controls, and reviews policies and practices regarding compliance with laws and the avoidance of conflicts of interest. Currently, the audit committee consists of directors Castagna, Wright and Dexmier all of whom are “independent” directors as defined in applicable listing standards of the National Association of Securities Dealers and applicable rules and regulations of the Securities and Exchange Commission. Dr. Dexmier was appointed as Chair of the audit committee in April 2007. Dr. Dexmier is an “audit committee financial expert” within the meaning of applicable SEC rules. In 2008, the audit committee held ten meetings. The charter of the audit committee is available for viewing and download at http://www.looksmart.com/corporate-governance.html#/corporate_governance.

Compensation Committee. The compensation committee has the authority to review and approve compensation for the Chief Executive Officer and other key employees, including cash, bonus incentives, executive perquisites, employment contracts, retention bonuses, and all other forms of compensation. The compensation committee is also responsible for administering the Company’s equity incentive plans and has the authority to delegate this responsibility to the Chief Executive Officer. Currently, the compensation committee consists of directors Wright, Sanders and Dial, all of whom are “independent” directors as defined in applicable listing standards of the National Association of Securities Dealers and applicable rules and regulations of the

Securities and Exchange Commission. Mr. Sanders was appointed as Chair of the compensation committee in July 2004. In 2008, the compensation committee held nine meetings. The charter of the compensation committee is available for viewing and download at http://www.looksmart.com/corporate-governance.html#/corporate_governance.

Nominating and Governance Committee. The nominating and governance committee develops and implements policies and processes regarding corporate governance matters, assesses board membership needs and makes recommendations regarding potential director candidates to the board of directors. Currently, the nominating and governance committee is composed of directors Castagna and Dial, both of whom are “independent” directors as defined in applicable listing standards of the National Association of Securities Dealers and applicable rules and regulations of the Securities and Exchange Commission. Dr. Castagna was appointed Chair of the nominating and governance committee in June 2002. In 2008, the nominating and governance committee held two meetings. The nominating and governance committee will consider nominees recommended by stockholders as described further below in “Nomination of Directors.” The charter of the nominating and governance committee is available for viewing and download at http://www.looksmart.com/corporate-governance.html#/corporate_governance.

Strategic Direction Committee. The strategic direction committee reviews and advises the Board of Directors regarding the Company’s overall strategy. Its responsibilities include, among other items: reviewing with management the development and execution of strategic business plans, and assisting the board in assessing such plans; reviewing with management long term business objectives and strategic initiatives, and assisting the board in assessing such objectives and initiatives; and reviewing with management all strategic transactions and their fit with the Company’s overall strategy, and making recommendations to the board concerning such transactions. Currently, the strategic direction committee is composed of directors Dexmier and Sanders, both of whom are “independent” directors as defined in applicable listing standards of the National Association of Securities Dealers and applicable rules and regulations of the Securities and Exchange Commission. Dr. Dexmier was appointed Chair of the strategic direction committee in October 2007. In 2008, the strategic direction committee met seventeen times. The charter of the strategic direction committee is available for viewing and download at http://www.looksmart.com/corporate-governance.html#/corporate_governance.

Nomination of Directors

The nominating and governance committee has in the past, and may in the future, use third party executive search firms to help identify prospective director nominees. In evaluating the suitability of each candidate, the nominating and governance committee will consider issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While there are no specific minimum qualifications for director nominees, the ideal candidate should exhibit (i) independence, (ii) integrity, (iii) qualifications that will increase overall board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for audit committee members. The nominating and governance committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

LookSmart stockholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to: LookSmart Nominating and Governance Committee, c/o General Counsel, 625 Second Street, San Francisco, CA 94107. The recommendation must include any relevant information, including the candidate’s name, home and business contact information, detailed biographical data and qualifications, and information regarding any relationships between the candidate and the Company within the last three years. LookSmart stockholders also have the right to nominate director candidates without any action on the part of the nominating and governance committee or the board, by following the advance notice provisions of LookSmart’s bylaws as described below under “Advance Notice Procedures for Stockholder Proposals”. The nominating and governance committee did not receive any director nominations from any stockholders.

Compensation of Directors

Members of the board of directors receive the following compensation: (i) new non-employee directors are granted an option to purchase 17,000 shares of common stock upon joining the board of directors, which option vests monthly over 36 months, (ii) each year, non-employee directors are granted an option to purchase 9,000 shares of common stock, based upon the continued service of the director during the prior year, which vests immediately, (iii) $2,500 per quarter for members of the audit committee if the member attends at least 80% of the regularly scheduled meetings held by the committee during the quarter, (iv) $1,500 per quarter for members of the compensation committee if the member attends at least 80% of the regularly scheduled meetings held by the committee during the quarter, (v) $500 per quarter for members of the nominating and governance committee if the member attends at least 80% of the regularly scheduled meetings held by the committee during the quarter, (vi) $4,000 per quarter for members of the strategic direction committee if the member attends at least 80% of the meetings held by the committee during the quarter, (vii) $7,500 per quarter for members of the board of directors if the member attends at least 80% of the regularly scheduled meetings held by the board of directors during the quarter, (viii) $3,750 per quarter for the Chair of the audit committee, (ix) $2,250 per quarter for the Chair of the compensation committee, (x) $1,250 per quarter for the Chair of the nominating and governance committee, (xi) $7,500 per quarter for the Chair of the board and (xii) where applicable, $3,750 per quarter for the lead independent director. One director, Dr. Dexmier, received additional compensation for additional services he provided to the board as a member of the strategic direction committee. For any quarter or year in which a director has not served as a board or committee member for the entire period, the compensation described above (except for the initial grant) is prorated for the period of the time served.

For the first two quarters and the fourth quarter of 2008, directors had the option to elect to take part or all of their cash compensation in the form of fully vested non-qualified stock options. If a director makes such an election, the number of stock options granted will be three times the amount of cash compensation divided by the closing price of LookSmart stock on the date of grant. The options have an exercise price equal to the closing price of LookSmart stock on the date of grant. For all unvested options held by directors, vesting accelerates 100% in the event of involuntary termination of the director’s membership on the board of directors within 12 months after a change of control of the Company. Beginning in the fourth quarter of 2008, Directors were also given the option to convert any or all of their cash fees into fully vested stock, with the conversion methodology being based on the fair market value of company stock on the date of grant, plus an additional 15% of that amount as “uplift”. The 15% uplift is provided in consideration of each director’s commitment to hold the stock for at least one year.

Directors received no other compensation for their service as directors in 2008, other than reimbursement of reasonable out-of-pocket expenses for attendance at board meetings.

2009 Update. In January 2009, the compensation committee of our board of directors determined, in light of his role in developing strategic growth initiatives and in addition to any of the above fees which may be applicable, to compensate the Chair of the board’s strategic direction committee at the rate of $45,000 per quarter. In May 2009, our compensation committee determined to increase such compensation to $135,000 per quarter. Also in May 2009, each of our outside board members who receive their board fees in cash determined to accept a 20% reduction in their board fees effective June 1, 2009 for the remainder of 2009.

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All other Compensation ($)	Total ($)
Edward West (4)	—	—	—	—	—
Anthony Castagna (5)	11,750	—	58,240	—	69,990
Jean-Yves Dexmier (6)	172,913	—	12,124	—	185,037
Teresa A. Dial (7)	9,500	—	47,091	—	56,591
Mark Sanders (8)	22,750	26,163	80,624	—	129,537
Timothy Wright (9)	11,500	13,226	55,172	—	79,898

(1)	In 2008, directors could elect to receive all or part of their cash fees in either fully vested stock options or fully vested stock. Directors who elected to take fully vested stock in lieu of cash were entitled to a 15% increase in the value of the stock received provided that the director agreed to hold the stock for a one year period. This column reflects only the amount a director received in cash. The value of fees taken in stock or stock options in lieu of cash are reflected in the Stock Award and Option Award columns, respectively.
(2)	These amounts reflect the dollar value of the fully vested stock recognized for financial statement reporting purposes in accordance with FAS 123R.
(3)	These amounts reflect expense recognized by the Company in 2008 for a portion of the current and prior year option awards to each director. Reference is made to Note 14 “Stock-Based Compensation” to the financial statements in our Form 10-K (as amended by our Form 10-K/A) for the period ended December 31, 2008 which identifies assumptions made in the valuation of option awards in accordance with FAS 123R. All options granted to directors vest immediately and expire after ten years. No estimated forfeiture rate has been applied in valuing the option grants.
(4)	Mr. West has been the Company’s Chief Executive Officer and President since August 2007 and therefore did not receive any fees for his services as director in 2008. Compensation relating to his employment as Chief Executive Officer and President is included in the Section entitled “Executive Compensation” beginning on Page 18.
(5)	Dr. Castagna was entitled to receive $47,000 in fees for his membership on the board, his membership on the audit committee, and membership on and service as chair of the nominating & governance committee. Dr. Castagna elected to receive $11,750 in cash and the remainder in the form of fully-vested non-qualified stock options as follows: On March 31, 2008, July 7, 2008, and December 31, 2008, Dr. Castagna received 10,714, 8,769 and 10,981 options, respectively, and all such options were outstanding as of December 31, 2008. The aggregate grant date fair value of these options computed in accordance with FAS 123R was $58,240.
(6)	Dr. Dexmier was entitled to receive $73,913 in fees for his membership on and service as chair of the audit committee and his membership on the strategic direction committee. Dr. Dexmier elected to receive all of his compensation in cash. Dr. Dexmier also received $99,000 in compensation for additional board services Dr. Dexmier provided to the Company as a member of the strategic direction committee. Dr. Dexmier did not receive any stock options in 2008, but the Company recorded a FAS 123R expense in the amount of $12,124 for options that were granted to Dr. Dexmier in 2007.
(7)	Ms. Dial was entitled to receive $38,000 in fees for her membership on the board and her memberships on the compensation committee and nominating and governance committee. Ms. Dial elected to receive $9,500 of her director compensation in cash and the remainder in the form of fully-vested non-qualified stock options as follows: On March 31, 2008, July 7, 2008, and December 31, 2008, Ms. Dial received 8,663, 7,090 and 8,879 options, respectively, and all such options were outstanding as of December 31, 2008. The aggregate grant date fair value of these options computed in accordance with FAS 123R was $47,091.
(8)	Mr. Sanders was entitled to receive $86,413 in fees for his membership on and service as Chair of the board, his membership on and service as Chair of the compensation committee, and his membership on the strategic direction committee. Mr. Sanders elected to receive $22,750 of his director compensation in cash and the remainder in the form of fully-vested stock and fully-vested non-qualified stock options as follows: On March 31, 2008 and July 7, 2008, Mr. Sanders received 19,981 and 14,179 options, respectively, and all such options were outstanding as of December 31, 2008. The aggregate grant date fair value of these options computed in accordance with FAS 123R was $80,624. On December 31, 2008, Mr. Sanders received 16,150 shares of fully-vested stock valued in accordance with FAS 123R at $26,163.
(9)	Mr. Wright was entitled to receive $46,000 in fees for his membership on the board, his membership on the compensation committee, and his membership on the audit committee. Mr. Wright elected to receive $11,500 of his director compensation in cash and the remainder in the form of fully-vested stock and fully-vested non-qualified stock options as follows: On March 31, 2008 and July 7, 2008, Mr. Wright received 10,486 and 8,582 options, respectively, and all such options were outstanding as of December 31, 2008. The aggregate grant date fair value of these options computed in accordance with FAS 123R was $45,308. On December 31, 2008, Mr. Wright received 8,164 shares of fully-vested stock valued in accordance with FAS 123R at $13,226. The Company also recorded a FAS 123R expense in the amount of $9,864 in 2008 for a stock option award granted to Mr. Wright in 2005.

Compensation Committee Interlocks and Insider Participation

The compensation committee consists of directors Wright, Sanders and Dial, none of whom is or has been an officer or employee of the Company. Mr. West, Chief Executive Officer and President of the Company, is a member of the board of directors, but is not a member of the compensation committee and cannot vote on matters decided by the committee. Mr. West participates in compensation committee discussions regarding salaries and incentive compensation for all employees of and consultants to the Company, but Mr. West is excluded from discussions regarding his own salary and incentive compensation.

No interlocking relationship exists between the Company’s board of directors or compensation committee and the board of directors or compensation committee of any other party.

Communications to the Board

The board of directors provides a process for LookSmart stockholders to send communications to the board of directors. Any stockholder who desires to contact the board of directors may do so by writing to: LookSmart Board of Directors, 625 Second Street, San Francisco, CA 94107. Communications received by mail will be forwarded to the chair of the board who will, in his discretion, forward such communications to other directors, members of LookSmart management or such other persons as he deems appropriate.

Code of Ethics

LookSmart has adopted a code of ethics (referred to as the LookSmart Code of Business Conduct and Ethics) applicable to all directors, officers and employees of the Company and has established a hotline available to all employees on a confidential basis. The LookSmart Code of Business Conduct and Ethics is publicly available at http://www.looksmart.com/corporate-governance.html#/corporate_governance.

Board Independence

Five of the six members of LookSmart’s board of directors are “independent” (Anthony Castagna, Teresa Dial, Mark Sanders, Jean-Yves Dexmier and Timothy J. Wright), as defined in applicable listing standards of the National Association of Securities Dealers.

PROPOSAL TWO — APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Overview

Our Board of Directors adopted the Company’s 2009 Employee Stock Purchase Plan (the “Purchase Plan”) as of May 29, 2009, with an initial share reserve of 500,000 shares of Common Stock, subject to stockholder approval. The Company is requesting in this Proposal Two that the stockholders approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. A copy of the Purchase Plan is appended to the electronic version of this proxy statement as Annex A.

The board of directors unanimously recommends that stockholders vote FOR approval of the 2009 Employee Stock Purchase Plan.

The essential features of the Purchase Plan are outlined below:

Purpose

The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. Approximately 69 employees of the Company are eligible to participate in the Purchase Plan.

The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Board of Directors administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board of Directors has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

The Board of Directors has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than one member of the Board of Directors. The Board of Directors has delegated administration of the Purchase Plan to the Compensation Committee of the Board of Directors. As used herein with respect to the Purchase Plan, the “Board of Directors” refers to the Compensation Committee and to the Board of Directors.

Stock Subject to Purchase Plan

Subject to this Proposal, an aggregate of 500,000 shares of Common Stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

Offerings

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time. The maximum length for an offering under the Purchase Plan is 27 months. Currently, under the Purchase Plan, the Board of Directors has approved each offering to be six months long and consist of one “purchase period” which is six months long.

Eligibility

The Board of Directors has the authority to limit participation in the Purchase Plan to those individuals who have been customarily employed more than 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board of Directors) on the first day of an offering. In addition, the Board of Directors may require that each employee has been continuously employed by the Company or the designated subsidiary corporation for such period preceding the grant as the Board of Directors may require, but in no event will the required period of continuous employment be greater than two years. Finally, the Board of Directors also has the power to exclude employees of the Company who are “highly compensated” as defined in the Code.

No employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company. In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its parent and subsidiary corporations in any calendar year.

Participation in the Purchase Plan

Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board of Directors as the offering date for the offering, an agreement authorizing payroll deductions, which, for the initial offering, is limited to up to 15% of such employees’ earnings during the offering.

Purchase Price

The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan may not be less than the lower of:

•	85% of the fair market value of a share of Common Stock on first day of the offering; or

•	85% of the fair market value of a share of Common Stock on the last day of the purchase period.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. Unless otherwise determined by the Board of Directors, a participant may not make additional payments into such account.

Purchase of Stock

Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

In connection with offerings made under the Purchase Plan, the Board of Directors may specify a maximum number of shares of Common Stock an employee may be granted the right to purchase. Currently, the Board of Directors has determined that no employee may purchase more than 5,000 shares of Common Stock on any purchase date. The Board of Directors may also specify the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available under the Purchase Plan or the maximum that may be purchased by all participants in a specified offering, the Board of Directors will make a pro rata allocation of available shares among the participants.

Withdrawal

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering.

Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee’s behalf during such offering, and such employee’s rights in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not prevent such employee from participating in subsequent offerings under the Purchase Plan.

Termination of Employment

Unless otherwise specified by the Board of Directors, a participant’s rights under any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable except by will, the laws of descent and distribution, or by a beneficiary designation. During the lifetime of the participant, such rights may only be exercised by the participant.

Adjustment Provisions

Upon certain transactions by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the Purchase Plan share reserve, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class and maximum number of shares subject thereto.

Effect of Certain Corporate Transactions

In the event of:

•	the sale or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries,

•	the sale or other disposition of at least 90% of the outstanding securities of the Company, or

•	certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”),

any surviving or acquiring corporation may continue or assume rights outstanding under the Purchase Plan or may substitute similar rights. If any surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of Common Stock prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

Duration, Amendment and Termination

The Board of Directors may amend, suspend or terminate the Purchase Plan at any time. However, except in regard to capitalization adjustments, any amendment to the Purchase Plan must be approved by the stockholders if the amendment would:

•	materially increase the number of shares of Common Stock available for issuance under the Purchase Plan,

•	materially expand the class of individuals eligible to participate under the Purchase Plan,

•	materially increase the benefits accruing to participants under the Purchase Plan or materially reduce the price at which shares of Common Stock may be purchased under the Purchase Plan,

•	materially extend the term of the Purchase Plan, or

•	expand the types of awards available for issuance under the Purchase Plan,

but in each case, only to the extent stockholder approval is required by applicable law or listing requirements.

Rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted, unless necessary to comply with applicable laws.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of the excess of the fair market value of the stock at the time of such disposition over the purchase price or the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

The amount of new plan benefits under the Purchase Plan is not determinable.

Required Vote and Recommendation of the Board of Directors

Approval of Proposal Two requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Company’s Annual Meeting of Stockholders. Abstentions will be counted toward the tabulation of votes cast on Proposal Two and will have the same effect as “Against” votes. Broker non-votes will be used for the purpose of determining quorum but will otherwise have no effect on the outcome of the vote.

The board of directors believes that approval of Proposal Two is in the best interest of the Company and the best interests of the stockholders for the reasons stated above. Accordingly, the board of directors unanimously recommends that you vote FOR approval of the 2009 Employee Stock Purchase Plan.

Equity Compensation Plan Information

The following table provides information concerning our equity compensation plans as of December 31, 2008 under which common stock of the Company is authorized for issuance.

	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Shares Remaining Available for Future Issuance under our equity compensation plans (excluding shares reflected in column 1) (2)
Equity Plans Approved by Stockholders	3,814,821	(1)	$4.05	1,383,243	(3)
Equity Plans not Approved by Stockholders (4)	3,290		$3.01	28,816

Total	3,818,111		$4.05	1,412,621

(1)	This number also excludes no more than 14,000 shares that the Company expects to issue at the May 29, 2009 end of its current purchase period under its 1999 Employee Stock Purchase Plan.
(2)	This number includes shares available for future issuance under the Company’s Amended and Restated 1998 Stock Plan, which the Company does not intend to make further grants under.
(3)	Includes 41,664 shares reserved for issuance in connection with our 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan will expire on June 6, 2009.
(4)	This number reflects shares reserved for issuance upon exercise of stock options assumed in connection with our acquisition of Zeal Media, Inc., for which the weighted average exercise price is $3.01 per share. There are no outstanding options under the WiseNut, Inc. 1999 Stock Incentive Plan. The Company does not intend to grant any further options under these plans.

PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has re-appointed Moss Adams LLP as the independent registered public accounting firm of LookSmart for fiscal year 2009. Stockholder ratification of the selection of Moss Adams LLP as LookSmart’s independent registered public accounting firm is not required by LookSmart’s bylaws, Delaware corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Moss Adams LLP as LookSmart’s independent registered public accounting firm, the audit committee of the board of directors will consider whether to retain that firm for the year ending December 31, 2009 and will consider the appointment of other independent registered public accounting firms. Moss Adams LLP audited the financial statements of LookSmart and its subsidiaries for the fiscal year ended December 31, 2008. Representatives of Moss Adams LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

The board of directors unanimously recommends that you vote FOR ratification of the appointment of Moss Adams LLP as the independent registered public accounting firm of LookSmart.

Fees Incurred by LookSmart for Independent Registered Accounting Firm

The following table presents fees and expenses for audit services rendered by PricewaterhouseCoopers for the audit of our financial statements for fiscal year 2007 and the review of our financial statements for the quarter ended March 31, 2008 and by Moss Adams LLP (“Moss Adams”) for the review of our financial statements for the second, third and fourth quarters of 2008 and for the audit of our annual financial statements for fiscal year 2008.

Fee Category	2008	2007
Audit Fees	795,500	$1,152,459
Audit-Related Fees	—	—
Tax Fees	—	64,832
All Other Fees	—	1,500
Total All Fees	$795,500	$1,218,791

Audit Fees represent fees for professional services provided in connection with the audit of our financial statements, the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the review of our quarterly financial statements. Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Tax Fees consist of fees for professional services for international tax return preparation. All Other Fees relate to a technical accounting research subscription.

Our audit committee considered whether the provision of non-audit services was compatible with maintaining the independence of external public accounting firm and has concluded that it was.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firms

The policy of the audit committee is to pre-approve all audit and permissible non-audit services to be performed by the independent auditors during the fiscal year. The audit committee pre-approves services by authorizing specific projects within the categories outlined above. The audit committee’s charter delegates to its Chair the authority to address any requests for pre-approval of services between audit committee meetings, and the Chair must report any pre-approval decisions to the audit committee at its next scheduled meeting. All of the services related to the fees described above were approved by the audit committee pursuant to the pre-approval provisions set forth in the applicable SEC rules and the audit committee’s charter.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth the number of shares of LookSmart common stock beneficially owned as of April 23, 2009, by

•	each beneficial owner of 5% or more of the Company’s outstanding common stock,

•	each of LookSmart’s directors and nominees for director,

•	each of the named executive officers, and

•	all of LookSmart’s directors and executive officers as a group.

Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock issued. Shares beneficially owned include securities issuable upon exercise of warrants or stock options exercisable within 60 days of April 23, 2009. Percentage ownership is based on 17,098,236 shares of common stock outstanding as of April 23, 2009 and is computed in accordance with SEC requirements. Unless otherwise indicated below, the address of the persons listed is c/o LookSmart, Ltd., 625 Second Street, San Francisco, CA 94107.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent Beneficially Owned
Five Percent Shareholders
Mercury Fund VII, Ltd., Mercury Fund VIII, Ltd., Mercury Ventures II, Ltd., Mercury Management, L.L.C., and Kevin C. Howe (2) 501 Park Lake Drive McKinney, TX 75070	1,281,819	7.50%

Renaissance Technologies LLC and James H. Simons (3) 800 Third Avenue New York, NY 10022	1,278,900	7.48%

Dimensional Fund Advisors LP (4) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,194,970	6.99%

Kennedy Capital Management, Inc. (5) 10829 Olive Blvd. St. Louis. MO 63141	922,942	5.40%

S Squared Technology, LLC, S Squared Technology Partners, L.P., Seymour L. Goldblatt and Kenneth A. Goldblatt (6) 515 Madison Avenue New York, NY 10022	872,240	5.10%

Named Executive Officers and Directors
William Bush (7)	12,500	*
Anthony Castagna	234,785	1.35%
Jean-Yves Dexmier	19,027	*
Teresa Dial	295,866	1.71%
Jonathan Ewert	81,143	*
Stacey Giamalis	159,773	*
R. Brian Gibson	52,560	*
Bert Knorr	128,964	*
Stephen Markowski	1,138	*
Mark Sanders	132,013	*
Edward F. West	627,341	4%
Timothy J. Wright (8)	152,331	*
All directors and executive officers as a group (13 persons) (9)	1,351,800	10.61%

(1)	Includes shares that may be acquired by the exercise of stock options granted under the Company’s stock option plans within 60 days after April 23, 2009. The number of shares subject to stock options exercisable within 60 days after April 23, 2009, for each of the named executive officers and directors is shown below:

Anthony Castagna	234,785
Jean-Yves Dexmier	19,027
Teresa Dial	226,866
Jonathan Ewert	81,041
Stacey Giamalis	157,041
R. Brian Gibson	50,894
Bert Knorr	127,853
Stephen Markowski	—
Mark Sanders	115,863
Edward F. West	615,182
Timothy J. Wright	122,202

(2)	Mercury Fund VII, Ltd. has sole voting and dispositive power with respect to 395,119 shares, Mercury Fund VIII, Ltd. has sole voting and dispositive power with respect to 886,700 shares, Mercury Ventures II, Ltd. has sole voting and dispositive power with respect to 1,281,819 shares, Mercury Management, L.L.C. has sole voting and dispositive power with respect to 1,281,819 shares and Kevin C. Howe has sole voting and dispositive power with respect to 1,281,819 shares. Mr. Howe exercises voting and disposition power over such shares on behalf of Mercury Management, the General Partner of Mercury Ventures II. Mercury Ventures II is the General Partner of Mercury VII and Mercury VIII.
(3)	This information is based solely on information as of January 22, 2008, as set forth in Schedule 13G, filed on February 13, 2009 by Renaissance Technologies LLC and James H. Simons with the Securities and Exchange Commission. Each reporting person has sole voting power and sole dispositive power with respect to all the shares.
(4)	This information is based solely on information as of December 31, 2008, as set forth in Schedule 13G, filed on February 9, 2009 by Dimensional Fund Advisors LP. The reporting person has sole voting power with respect to 1,172,760 shares and sole dispositive power with respect to all the shares.
(5)	This information is based solely on information as of December 31, 2008, as set forth in Schedule 13G, filed on February 13, 2009 by Kennedy Capital Management, Inc. The reporting person has sole voting power with respect to 776,742 shares and sole dispositive power with respect to all the shares.
(6)	This information is based solely on information as of December 31, 2008, as set forth in a Schedule 13G/A dated January 30, 2009, filed with the Securities and Exchange Commission. S Squared Technology, LLC has sole voting and dispositive power with respect to 713,140 shares and S Squared Technology Partners, L.P. has sole voting and dispositive power with respect to 159,100 shares. Each of Seymour L. Goldblatt and Kenneth A. Goldblatt has sole voting and dispositive power with respect to 872,240 shares and disclaim any beneficial ownership interest of any of these shares held by any funds for which S Squared Technology, LLC or S Squared Technology Partners, L.P. acts as an investment adviser, except for that portion of such shares that relates to his economic interest in such shares, if any.
(7)	Total shares beneficially owned by Mr. Bush are held indirectly by his family trust.
(8)	Of the total shares beneficially owned by Mr. Wright, 4,000 shares are held indirectly by his trust.
(9)	Please see footnote (1). Also includes a total of 122,897 shares issuable upon the exercise of options exercisable within 60 days of April 23, 2009 for Michael Schoen and Eltinge G. Brown. Also includes 5,021 shares owned by Mr. Schoen.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers, and their respective ages as of May 15, 2009, are as follows. Each executive officer is appointed by the board of directors until his or her successor is duly appointed or until his or her resignation or removal.

Name	Age	Position
Edward F. West	56	Chief Executive Officer, President, and Director
Stephen Markowski	49	Chief Financial Officer
Jonathan Ewert *	45	Senior Vice President, Corporate Development
Stacey Giamalis	44	Senior Vice President Legal and Human Resources, General Counsel, and Secretary
Bert Knorr	60	Vice President, Technology
Michael Schoen	37	Vice President and General Manager, Advertising Platforms
Eltinge G. Brown	42	Vice President, Advertiser Networks Sales
R. Brian Gibson	52	Vice President Finance and Principal Accounting Officer

*	Mr. Ewert separated from the Company on June 1, 2009.

Edward F. West has served as our Chief Executive Officer and President since January 2008. He served as our interim Chief Executive Officer and President from August 2007 to January 2008. He was chair of the board from June 2005 to July 2008, and has been a member of the board since November 2001. Mr. West received an A.B. in Architecture/Urban Planning from Princeton University and an M.B.A. from Harvard Business School.

Stephen Markowski has served as our Chief Financial Officer since August of 2008 and is responsible for leading the company’s finance, accounting and mergers and acquisitions activities. Prior to joining LookSmart, he spent seventeen years with Symantec Corporation, a global security and availability software and services provider, most recently as Vice President of Finance and Chief Accounting Officer. Prior to that, he served in a variety of positions with Symantec, including Vice President of Accounting, Tax & Treasury from October 2001 to July 2005 and as Tax Director from August 1990 to June 1998. Prior to joining Symantec, Mr. Markowski spent nine years with KPMG LLP, a public accounting firm, as a senior manager. He holds a Bachelor of Science degree in Commerce, Accounting from Santa Clara University.

Jonathan Ewert has served as our Senior Vice President, Corporate Development since April 2009. In this role, Mr. Ewert is responsible for expanding LookSmart’s business through a combination of acquisition, investment and strategic commercial transactions. He also focuses on cross-company business development and entry strategies for new markets. Mr. Ewert joined LookSmart in April 2007 as East Coast Vice President, Advertising and Publisher Services and was promoted to General Manager of Advertising Networks in September 2007 and to Senior Vice President in October 2008. Prior to joining the Company Mr. Ewert served as the CEO of ePALS until the sale of the company to In2Books in December 2006. Prior to ePALS, Mr. Ewert served as VP Business Development at eCommerce Solutions, and as VP of Marketing and Corporate Communications for Modem Media (NASDAQ: MMPT), where he led the preparation and positioning of the company for Modem’s successful IPO in 1999. Previously, Mr. Ewert served in a variety of management roles at Infoseek Corp. until the sale of the company to Disney in 1998. From 1991 to 1996, Mr. Ewert was vice president of Newspaper Voice Services, an interactive voice-response service bureau serving the publishing industry. Mr. Ewert earned his B.A. in Political Science from College of the Holy Cross.

Stacey Giamalis has served as our Senior Vice President, General Counsel, and Secretary since July 2005 and also as our Senior Vice President, Human Resources since February 2007. She has eighteen years of experience as a corporate attorney representing companies in technology and other industries. As LookSmart’s General Counsel, Ms. Giamalis is responsible for advising on all legal matters, including corporate/securities, contractual, intellectual property, product, and international matters. She is also responsible for LookSmart’s human resources function. Prior to joining LookSmart, Ms. Giamalis was Vice President, General Counsel and Secretary of QRS Corporation, which offered hosted network services for retail e-commerce. Before QRS, she was the Vice President, General Counsel and Secretary of CrossWorlds Software, an enterprise software company that went public during her tenure. She was previously in private practice. Ms. Giamalis received a B.A. in Psychology from the University of California, Davis and a J.D. from the University of California, Berkeley (Boalt Hall).

Bert Knorr has served as our Vice President, Technology since September 2007. Mr. Knorr is responsible for Engineering, Operations, and Information Technology. Mr. Knorr joined LookSmart as VP, Engineering for Ad Products in June 2005. From December 2004 to June 2005, Mr. Knorr worked as a consultant. From the fall of 2003 to December 2004, Mr. Knorr was Vice President of Operations for Lycos.

Michael Schoen has served as our Vice President and General Manager, Advertising Platforms, since October 2008. In his role, Mr. Schoen is responsible for managing LookSmart’s distribution network, as well as product strategy and implementation of LookSmart’s AdCenter Platform, serving both advertisers and publisher licensees. He previously served as VP, Product since April 2004 and was promoted to an executive officer in June 2006. Mr. Schoen joined LookSmart as Director, Technology in October 2000 in connection with the Company’s acquisition of Zeal.com where he was responsible for Zeal’s community-contributed Internet directory. Mr. Schoen earned his A.B in Computer Science from Harvard College and an M.B.A. from the UCLA Anderson School of Management.

Eltinge G. Brown has served as our Vice President, Advertiser Network Sales since April 2009. He joined the Company in February 2009 as Vice President, Sales. He brings over 15 years of radio, print and online advertising sales and sales management experience to LookSmart. Mr. Brown currently leads LookSmart’s Sales and Managed Services groups, directly responsible for LookSmart’s revenue development and customer service. Prior to joining LookSmart, Mr. Brown most recently served as the Vice President of Sales, West for Tribal Fusion. From 2000 to 2007, Mr. Brown was a Director of Sales at GoTo.com, Overture Services, and Yahoo! Search Marketing. Before joining Goto.com, Mr. Brown held senior sales, and sales leadership positions with Deja.com, CMP Media, and three Northern California Radio Stations. Mr. Brown holds a B.A. in Broadcast Communication from San Francisco State University.

R. Brian Gibson has been our Vice President, Finance and Principal Accounting Officer since July 2007. From January 2008 to August 2008 Mr. Gibson served as our acting Chief Financial Officer. Mr. Gibson joined LookSmart in August 2006 as its Vice President, Finance and Controller, and was promoted to Principal Accounting Officer in July 2007. Prior to joining LookSmart, Mr. Gibson served as Vice President of Finance for Sensage, Inc. a security information management solutions provider. In this capacity, Mr. Gibson was responsible for all finance and accounting functions, information technology, operations, human resources and legal. Prior to Sensage, Mr. Gibson held a senior operational role at Homestore, Inc. (Nasdaq: HOMS), a supplier of on-line media and technology solutions to the home and real estate industries and held senior financial and operational roles at Internet Pictures Corp. (Nasdaq: IPIX), a imaging software and services provider. Mr. Gibson is a licensed Chartered Accountant in Ontario, Canada.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Design of Compensation Program

The Company’s executive compensation program is intended to attract and retain executives and to incent them to achieve Company objectives and increase long-term enterprise value.

Compensation Mix

The Company’s executive compensation program is intended to provide a mix of fixed compensation and “at-risk” (variable) compensation including increased equity value, that is realized only if certain financial Company objectives are met or if the long-term enterprise value of the Company increases. In determining the mix among the forms of compensation used, our Compensation Committee (“Committee”) weighs various factors including the need to attract, retain and motivate executives; the alignment of variable compensation with our stockholders’ interests; the compensation practices of companies with whom we compete or could compete for talent; and factors related to the individual position.

Process for Setting Compensation

On an annual basis our Committee approves total compensation, total cash compensation and individual elements of compensation for our executive officers and sets general compensation policies, goals and guidelines for our non-executive officers. This process typically occurs in the first two months of the fiscal year, after the Company’s operating plan for the ensuing year has been approved by our board of directors. For 2009, the Committee’s 2009 review commenced with respect to certain promotional matters in October 2008. While the Company does not generally work with an outside compensation consultant, the Committee occasionally consults with Compensia, Inc. and in 2008 did so in conjunction with consideration of a program to allow directors and executive officers to convert earned directors’ fees and executives’ cash incentive payments into stock. Compensia, Inc. is an independent third party and is not affiliated with or related to any member of our board of directors or any of our officers. Compensia, Inc. provides no consulting services to the Company other than its services to the Committee.

In establishing total compensation for executive officers, our Committee reviews information for each officer including: (i) existing total compensation and each element and level of existing compensation, (ii) market data concerning total compensation and each element and level of compensation from Radford or Croner’s compensation surveys for the applicable position(s), and (iii) market data concerning total compensation and each element and level of compensation of publicly-traded benchmark companies using a service from Equilar, an independent agency, for the applicable position(s). The benchmark companies are selected based on industry, competition for talent, whether the company is of a comparable size to the Company in terms of revenue and other applicable characteristics. For 2008 compensation, the benchmark companies consisted of the following: 24/7 Real Media, ADAM Inc., Aptimus Inc., ART Technology Group Inc., Bankrate Inc., EDGAR Online Inc., InfoSpace Inc., Local.com, Internet Capital Group Inc., The Knot Inc., MIVA Inc., PlanetOut Inc., Insure.com, Inc., Traffix Inc., Travelzoo Inc., Tucows Inc. and Website Pros Inc. For 2009 four of the 2008 benchmark companies were absent either because they were no longer publicly reporting their compensation information or because they did not report their compensation information prior to the Committee commencing its 2009 review. Thus, for 2009 our Committee added four new benchmark companies that shared relevant characteristics with the Company and otherwise met its selection criteria. Also, for 2009 compensation our Committee used one benchmark company that was used for 2007 compensation but was absent from the 2008 benchmark group because they did not report their compensation information prior to the Committee commencing its 2008 review. For 2009 compensation, the benchmark companies consist of the following: ADAM Inc., ART Technology Group Inc., Bankrate Inc., Banks.com, Inc., Chordiant Software, Inc., EDGAR Online Inc., InfoSpace Inc., Internet Brands, Inc., Local.com, Internet Capital Group Inc., The Knot Inc., MIVA Inc., PlanetOut Inc., Think Partnership Inc., Insure.com, Inc., Travelzoo Inc., ValueClick Inc. and Website Pros Inc.

For total executive compensation our Committee gives heavy consideration to the market median and average from market data consisting of compensation surveys and benchmark companies’ information but does not target a specific level. Our Committee notes and may make adjustments for differences in the Company’s size and performance against the size and performance of the benchmark companies in terms of revenue growth, revenue, net income growth, net income, stockholder returns, and other performance characteristics we deem important to the Company’s situation and objectives. In determining total cash compensation for executives, our Committee considers whether equity grants for the same period would be at, below or above the median and average of the market data and their impact on total target compensation levels. In determining equity grants for executives, our Committee considers existing and proposed equity grant amounts for such executives and the gain to the holder at various market values. Because individual experience, the Company’s strategy and market position and other factors are taken into account in determining compensation, any given executive may have total compensation at, above, or below the median or average of the relevant market data.

The Company’s Chief Executive Officer, Chief Financial Officer and Senior Vice President, Legal and Human Resources play a role in determining executive compensation. Our executive officers create the annual operating plan, which forms a basis for the cash incentive plan; suggest comparator companies for inclusion in the Company’s executive compensation benchmark group where there are not sufficient benchmark companies from the prior year; and suggest individual executive objectives tied to Company strategic objectives for any portion of our cash incentive plan that is based on individual executive’s achievement, among other activities. Also, our Chief Executive Officer evaluates the performance of executive officers.

Elements of Compensation

The Company’s executive compensation program consists of four elements: base salary, cash incentives paid pursuant to our incentive plan, stock option grants and general benefit programs. In addition, we offer change of control and severance compensation benefits to our executive officers, as well as the opportunity to convert earned cash incentive payments into Company stock. Other forms of compensation (for example, spot bonuses or relocation expense reimbursement) may be used in individual circumstances as appropriate, upon the approval of our Committee. For example, in July 2008 our Committee approved a $5,000 discretionary “spot” bonus to Mr. Kaufman to reward him for obtaining payment of stale customer account balances. Each element of compensation is reviewed individually, considered collectively with the other elements of the Company’s compensation program, and reviewed in light of the Company’s operating plan for the ensuing period to provide consistency between the objectives of that particular element of compensation, the overall compensation program and the operating plan.

Other than as set forth in this Compensation Discussion and Analysis or previously publicly disclosed, the Company has not modified its 2009 employment or severance arrangements with any of the named executive officers. In addition, these executives continue to serve on an “at-will” basis.

Base Salary. We pay base salary to attract and retain executives and to compensate our executives on a regular basis for performing their specific job responsibilities. Base salaries represent a fixed portion of compensation and vary by position.

Base salary for an executive position is initially determined by reviewing both salary and total cash compensation data provided by one or more sources of market data such as Radford’s or Croner’s compensation survey for the comparable position. In setting an executive’s compensation for such position in light of the market data, our Committee may take into account factors related to the individual executive, the position, and the Company; as well as the base salary and responsibilities of the position relative to other Company executives’ base salary and their responsibilities. Upon Stephen Markowski becoming our Chief Financial Officer in August 2008, his base salary was set at $275,000 per year.

Merit-based increases in salary for executives are based on the same range of salary increases as the Company uses for its non-executive employees as recommended by our Committee. The range is set such that it results in an average company-wide increase as recommended by our Committee, taking into account factors such as the nationwide or regional average merit increase, the competitive landscape for talent and the Company’s need for talent and ability to compete for talent. In determining each individual executive’s salary increase within the range, our Committee primarily considers the individual executive’s performance, both on an absolute basis and relative to other executives, and the pay level of such executive relative to relevant market data.

In February 2008, as part of its 2008 compensation review, the Committee approved the following merit-based salary increases to our named executive officers: Mr. Ewert, 10%; Mr. Kaufman, 5%; Ms. Giamalis, 4%; Mr. Knorr, 3%; and Mr. Gibson, 2%. The Committee determined net to provide Mr. West a merit-based increase based on various factors including his tenure in his position. In February 2009, as part of its 2009 compensation review, in light of market conditions, the Committee determined not to provide any merit-based salary increases for Company employees, including named executive officers.

Promotion-based increases in salary for executives are determined by the Committee in light of the market data and other factors related to the individual executive, the position, and the Company, as well as the compensation and responsibilities of the position relative to other Company executives’ compensation and their responsibilities. Promotion-based increases in salary are based on the same range of promotional salary increases as the Company uses for its non-executive employees as recommended by our Committee. Promotion-based salary increases for all Company employees are required to come within the annual promotions budget determined by our Committee for our employee base.

In October 2008, the Committee approved a promotion-based salary increase for one named executive officer who was assigned additional responsibilities as a result of the Company’s review and restructure of its Publisher Solutions business. The Committee approved a 10% promotional salary increase for Jonathan Ewert, its then Senior Vice President and General Manager, Advertising Networks.

Effective June 1, 2009, each of our named executive officers determined to accept a 10% reduction in his or her base salary for the remainder of 2009. In return for accepting such reduction and such executive’s agreement that such reduction does not constitute “good reason” under applicable change of control and severance agreements, the Company will agree that the calculation of any payment otherwise required to be made under such change of control and severance agreement during the remainder of 2009 shall be made without regard to such 10% reduction.

Cash Incentive Plan. We award payments pursuant to our cash incentive plan to incent executives to achieve financial and strategic Company objectives (which we believe aligns their interests with those of our stockholders) and to attract and retain executives. Payments made pursuant to our cash incentive plan represent variable compensation, and cash incentive target levels vary by position. Among all compensation paid to executives, cash payments paid pursuant to our incentive plan represent the most direct link between compensation levels and short-term corporate performance. Our cash incentive plans for our executives are the same programs we use to compensate our eligible non-executive employees. The cash incentive plan for executives for fiscal year 2008 was entitled the 2008 Executive Team Incentive Plan, or ETIP. In order to align cash incentives more closely to the expected return to stockholders and to increase motivation to accomplish Company goals, for the 2008 ETIP the Committee implemented a payment structure to pay most of each named executive officer’s cash incentive quarterly based on quarterly performance objectives (with a portion remaining payable based on annual performance objectives). At or prior to the beginning of each quarter of 2008 the Committee approved the target goals and associated payouts for the ensuing quarter under the 2008 ETIP, and after the financial results for each quarter were determined the Committee approved the attainment levels and associated payouts for such quarter. Similarly, at or prior to the beginning of fiscal year 2008 the Committee approved the target goals and associated payouts for portion of the cash incentive payable based on annual financial objectives, and after the financial results for 2008 were determined the Committee approved the attainment levels and associated payouts for the portion of the cash incentive payable based on annual financial objectives.

The target cash incentive level for an individual executive position is initially determined by reviewing both cash incentive and total cash compensation data provided by one or more sources of market data such as Radford’s or Croner’s compensation survey for the comparable position. In setting an individual executive’s target cash incentive level, our Committee reviews the median levels at our peer companies, as well as factors related to the individual executive; the individual executive’s position; the Company; and the cash incentive level and the responsibilities of the position relative to other Company executives’ cash incentive levels and their responsibilities. The Company’s cash incentive payments are determined by the actual achievement of underlying performance objectives.

Our Committee does not regularly adjust target cash incentive levels as part of its annual review. However on occasion, as part of its annual review of total cash compensation for executives, the Committee may adjust the target cash incentive level for selected individual executives due to promotions, changes in total cash compensation of other companies (as evidenced by market data and with heavy consideration given to the market median or average), as a partial implementation of a cash compensation increase, or other factors.

Accordingly, in October 2008, the Committee approved a promotion-based target cash incentive level increase for one named executive officer who was assigned additional responsibilities as a result of the Company’s review and restructure of its Publisher Solutions business. The Committee approved a 15 percentage point increase in target cash incentive for Michael Schoen, its Vice President and General Manager, Advertising Platforms, because it determined that Mr. Schoen’s existing variable compensation was low given the responsibilities of his new position, Accordingly, Mr. Schoen’s cash incentive under the 2008 ETIP went from 25% to 40% of his base salary for performance at 100% of plan target. Also, in March 2009, in light of a change in Mr. Ewert’s responsibilities from sales to corporate and business development, our Committee determined that Mr. Ewert’s existing variable compensation was high given the responsibilities of his new position and lowered Mr. Ewert’s cash incentive from 70% to 50% of his base salary for performance at 100% of plan target.

The Company’s 2008 ETIP was based on both quarterly and annual performance objectives, including corporate financial objectives. One-fifth of each named executive officer’s 2008 cash incentive was based on attainment of each of the four fiscal quarter’s financial objectives and paid after such quarter’s financial performance is reported publicly, for a total of four-fifths, and one-fifth of each named executive officer’s cash incentive was based on attainment of 2008 annual performance objectives and paid after 2008 financial performance was reported publicly (at the same time as fourth quarter results are reported publicly).

For the Company’s cash incentive plans, our Committee approves quarterly and annual corporate financial objectives based on our operating plan for the ensuing period, the weighting towards the total cash incentive of each objective, and payout percentages upon certain levels of achievement of each objective. In making these determinations, our Committee considers the expected return to Company stockholders for certain levels of achievement of these objectives, the incentive to the executives to attain minimum and higher levels of achievement of the objectives, and other factors. Because the Company’s business evolves during the performance period, the Committee cannot predict achievement with certainty at the time it sets corporate financial performance objectives.

For 2008, all of the quarterly and annual performance objectives for the 2008 ETIP were financial performance objectives. The performance objectives for all named executive officers except Messrs. Ewert and Kaufman were Company revenue and the profitability measure Company net income/loss (for each of the first two quarters of 2008) or Company operating income/loss (for each of the third and fourth quarters of 2008 and the one-fifth of the cash incentive based on 2008 performance). These performance objectives together accounted for 100% of each such named executive officer’s cash incentive payout under the 2008 ETIP. For Messrs. Ewert and Kaufman, due to their general management responsibilities, the performance objectives for the 2008 ETIP consisted of quarterly and annual line of business revenue; line of business contribution margin; and other line of business revenue, all of which together accounted for 100% of his total cash incentive payout under the 2008 ETIP. In March 2009, in light of a change in Mr. Ewert’s responsibilities from sales to corporate and business development, in conjunction with lowering Mr. Ewert’s cash incentive our Committee determined that Mr. Ewert’s cash incentive beginning with the second quarter 2009 should be based 50% on individual objectives and 50% on the 2009 ETIP.

In September 2008, having experienced difficulties in using net income or loss as the profitability measure due to the 2008 ETIP attainment and payout slopes being based on percentage of target and the small dollar amounts associated with the Company’s net income results, as well as the necessity of excluding significant non-recurring positive and negative impacts on the net income attainment, the Committee determined to change the profitability measure for the 2008 ETIP from Company net income or loss to Company operating income or loss excluding stock-based and variable compensation.

The 2008 ETIP contained minimum threshold amounts for each of the corporate financial objectives. Provided that each of the minimum threshold amounts for the corporate financial objectives were achieved, for 2008 each of Messrs. Gibson, Knorr and Markowski and Ms. Giamalis had the potential to earn 60%-150% of his or her target cash incentive (as prorated where applicable to reflect a partial year of service); Messrs. Ewert and Kaufman had the potential to earn 60%-200% of his target cash incentive; and Mr. West had the potential to earn 60%-300% of his target cash incentive.

For the first quarter of 2008, for all named executive officers, slightly more than 100% of the target cash incentive levels were achieved, but less than the maximum cash incentive levels were achieved. Messrs. West, Gibson and Knorr and Ms. Giamalis were paid out at 108% of target, Mr. Ewert was paid out at 105% of target and Mr. Kaufman was paid out at 101% of target for the first quarter. For the second and third quarters of 2008, for all named executive officers, the minimum threshold amounts for the corporate financial objectives were achieved, but less than 100% of the target cash incentive levels were achieved. Messrs. West, Gibson and Knorr and Ms. Giamalis were paid out at 81% of target for the second quarter and they and Mr. Markowski, who joined us in August 2008, were paid out at 41% of target for the third quarter (prorated to reflect time served in the case of Mr. Markowski). Mr. Ewert was paid out at 89% of target for the second quarter and 84% of target for the third quarter. Mr. Kaufman was paid out at 44% of target for the second quarter but separated from the Company during the third quarter such that he was not eligible for nor paid any cash incentive for the third or fourth quarters nor for the 2008 fiscal year. For the fourth quarter of 2008, for all named executive officers except Mr. Ewert, the minimum threshold amounts for the corporate financial objectives were not achieved and no cash incentives were paid. With respect to Mr. Ewert, for the fourth quarter of 2008, at least one of the minimum threshold amounts for the corporate financial objectives was achieved, but less than 100% of the target cash incentive level was achieved. Mr. Ewert’s payout for the fourth quarter was 38% of target. For the 2008 fiscal year, for all named executive officers, the minimum threshold amounts for the corporate financial objectives were achieved, but less than 100% of the target cash incentive levels were achieved. Messrs. West, Gibson, Markowski and Knorr and Ms. Giamalis were paid out at 42% of target (prorated in the case of Mr. Markowski) and Mr. Ewert was paid out at 81% of target for the 2008 fiscal year.

Mr. Bush separated from the Company in January 2008 and was not eligible for nor paid any cash incentive under the 2008 ETIP.

Our ETIPs are not structured to qualify as “performance-based compensation” under Internal Revenue Code section 162(m) in order to allow our ETIPs to be structured more effectively to meet our business goals, and in light of total cash compensation levels being below the section 162(m) limit. See further discussion of deduction issues arising under Code Section 162(m) below in “Compliance with Internal Revenue Code Section 162(m).”

Stock Options. We grant nonqualified stock options to executives to incent them to increase enterprise value in the long term (which we believe aligns their interests with those of our stockholders) and to attract and retain executives. Stock option grants represent variable compensation, and grant levels vary by position. Among all compensation paid to executives, stock option grants represent the most direct link between compensation levels and long-term corporate performance. We also grant nonqualified stock options to our eligible non-executive employees.

New hire option grant levels for executives are determined by reference to market data and previous new hire option grants by the Company for relevant positions, among other factors. Mr. Markowski received a new hire option grant of 150,000 shares in August 2008. As a general matter, new hire grants for executives vest beginning on their hire date and 25% of each option becomes exercisable on the first anniversary of the vesting commencement date, with 1/48th of the option shares becoming exercisable each month thereafter. With respect to Mr. West, in order to attract and retain Mr. West and to emphasize equity incentives and de-emphasize base salary and cash incentives, his new hire grant made in August 2007 began to vest on his hire date with 1/24th of each option becoming exercisable each month after his hire date. New hire grants for executives are granted by our Committee.

As part of its annual review of executive compensation, our Committee recommends and grants “refresher” grants to executives in conjunction with annual refresher grants to all eligible employees. Annual refresher grants typically vest beginning on the date of grant or the date the Committee approves the Company refresher grant pool amount and 1/48 of each option becomes exercisable each month after the vesting commencement date. In determining the amount of each individual executive’s refresher grant, the Committee reviews annual equity grant and total potential ownership information of benchmark companies, with heavy consideration given to the median and average grant amounts for the relevant position at the benchmark companies. In determining the amount of each executive’s refresher grant in light of the market data, the Committee may take into account factors related to the individual executive, including his or her current level of actual and potential ownership, his or her current level of equity incentive, and his or her responsibilities and changes to those responsibilities; factors related to the Company, including the shares available for grant under the relevant plan and the expenses and dilution associated with the equity grant; the equity position and responsibilities of the executive compared to the equity position and responsibilities of other Company executive officers; and the total cash compensation paid to the executive, including whether that total cash compensation is at, below or above the median or average of the market data.

In light of the amount of refresher grants approved in November 2007, and in order to be judicious in its use of the capitalization of the 2007 Equity Incentive Plan, our Committee has not approved any refresher grants for Company employees, including named executive officers, since November 2007.

As a general matter, with respect to both new hire and any refresher grants to named executive officers, the vesting of such option grants are subject to the change of control provisions of the executive’s employment arrangement.

Equity Grant Practices. In 2008 and the last several years, we have not granted restricted stock units, share appreciation rights or any equity vehicles other than stock options except that, in order to increase Company share ownership among its executive officers, for 2008 our Committee determined to allow executive officers, including named executive officers, to convert any or all of their earned cash incentive under the 2008 ETIP into common stock under the 2007 Equity Incentive Plan based on the market value of the Company’s common stock at the time the incentive payments are processed, which is promptly after the Company’s financial results for the applicable period are reported publicly. Further, in July 2008, in conjunction with its approval of a program to allow directors to convert earned directors’ fees into Company stock, and in order to incent directors and executive officers to convert earned cash into Company stock in order to increase Company share ownership, our Committee determined that with respect to the second and ensuing quarters of 2008, the conversion of earned cash incentive under the ETIP into Company common stock will be based on the market value of the Company’s common stock plus an uplift of 15% in return for the director or executive officer agreeing to hold the shares for at least one year. Accordingly, with respect to 2008 ETIP payments net of taxes, Mr. West converted $27,791 of his earned cash incentive into 11,159 shares of Company stock; Mr. Ewert converted $700 of his earned cash incentive into 102 shares of stock; Ms. Giamalis converted $1,725 of her earned cash incentive into 1,231 shares of stock; Mr. Knorr converted $5,000 of his earned cash incentive into 611 shares of stock; and Mr. Markowski converted $1,000 of his earned cash incentive into 1,138 shares of stock.

For all stock options that we grant, the exercise price for these grants is equal to the closing fair market value of our common stock on the date of grant.

Prior to April 2009, our Committee and board of directors had a practice that, with respect to any stock option grants by the Committee or the board that would otherwise be granted during the last month of a quarter, the Committee and the board made those grants after the second day following the public disclosure of the Company’s financial results for that quarter (but not later than 45 days after the end of that quarter), unless the Committee or the board deemed it necessary, appropriate or advisable to do otherwise. In November 2007, the Committee amended its equity grant practices with respect to new hire grants to approve them as close to the first business day of each month as possible. This practice did not extend to new hire and promotional grants that the board had previously authorized the Company’s chief executive officer (or, in his or her absence, our Committee chair) to make to non-executives.

In April 2009, our Committee amended and restated the above equity grant practices as follows. With respect to any new hire and promotional grants to officers, assuming Committee approval at least two weeks prior to the date of grant, such grants will be effective the first business day of month after the hire or promotion occurs. With respect to any refresher grants to officers and other Company employees, assuming Committee approval, such grants will be effective on August 15 or February 28 (or the next business day), whichever date ensues after Committee preapproval. With respect to annual directors’ grants, assuming Committee approval, such grants will be effective the first business day of month after the Company’s annual meeting of stockholders. As the Committee deems advisable and appropriate, the Committee may also make grants between the second day following the public disclosure of the Company’s financial results for a fiscal quarter and the first day of the last month of a fiscal quarter.

Our board of directors has delegated to the Company’s chief executive officer (or, in his or her absence, our Committee chair) the authority to grant new hire and promotional stock option grants to non-officers on a weekly basis as needed. Our chief executive officer (or, in his absence, our Committee chair) typically makes these new hire and promotional grants to non-officers on the first business day of each week as needed.

Benefit Programs. We offer health, welfare, life insurance, stock purchase, relocation and 401(k) programs to all eligible employees to attract and retain them and to provide them with a level of health and financial security. Our benefit programs to all employees, including executives, include the following components: medical, dental, vision, short-term and long-term disability, employee assistance program, flexible spending accounts, life and accidental death and dismemberment insurance, the 1999 Employee Stock Purchase Plan (“1999 ESPP”), which is a tax-qualified plan under Internal Revenue Code section 423, paid time off, sick time, pre-tax commuter, parking and other similar benefits and discounted legal and other professional services. These benefits are provided through an outsourced human resources service provider to limit our program costs and provide quality programs. Our 1999 ESPP provides for a 15% discount to the lower of the market price at the end of the purchase period or the market price at the beginning of the offering period. With respect to our 401(k) plan, we match employee contributions up to a maximum of $3,000, and such contributions vest 50% after the first year of employment and vest 100% after the second year of employment. We periodically review the performance of our plan administrator, plan provider and other 401(k)-related vendors with an objective of keeping costs down while maintaining a quality plan.

We may also offer relocation benefits, which may include income tax “gross-ups” on those benefits to the extent taxable, to all employees. The benefit level and availability of tax “gross up” varies by position.

There are no benefits available to executives that are not available to other eligible employees, except that (i) we do maintain change of control and severance arrangements with our executive officers with benefit levels determined based on position, as described below in the section entitled “Post-Termination Compensation and Benefits” and (ii) we offer executive officers the opportunity to convert earned cash incentive payments into Company stock. We offer these benefits to attract and retain executives. In December 2008, as previously reported, the Company changed the terms of its change of control and severance arrangements in order to bring them into compliance with Section 409A of the American Jobs Creation Act of 2004.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code provides that a company may not deduct compensation paid to certain executive officers in excess of $1,000,000 per officer in any one year, except for “performance-based” compensation. Total cash and non-cash compensation subject to 162(m) compensation paid to or recognized by the Company’s named executive officers in 2008 did not exceed the $1,000,000 limit per officer. We expect that the total cash compensation to be paid to executive officers in 2009 will not exceed this limit. We believe that income recognized by executive officers with respect to any options granted in 2008 will be fully deductible under Section 162(m). In addition, we expect that any options granted under the LookSmart 2007 Equity Incentive Plan in 2009 will be fully deductible under Section 162(m). While the Company may from time to time grant equity awards that are not fully deductible under Section 162(m), we continue to consider the deductibility of all components of compensation and we have designed the LookSmart 2007 Equity Incentive Plan to permit us to grant cash and equity awards that will qualify as “performance-based compensation.” The Committee intends to continue monitoring this issue and to review compensation practices in a manner that maximizes, to the extent practicable in light of other relevant business factors, the deductibility of our executives’ compensation.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Final regulations under Section 409A were released in April 2007. The Company believes that payments under its change of control and severance arrangements may be deemed to be deferred compensation under Section 409A and available guidance thereunder. The Company believes that it does not maintain any other arrangements that might be deemed to be deferred compensation arrangements under Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the Compensation Committee.

/s/    Mark Sanders

/s/    Teresa Dial

/s/    Timothy Wright

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for all services rendered in all capacities to the Company and its subsidiaries for the 2008 fiscal year, by the Company’s Chief Executive Officer, Chief Financial Officer, former Chief Financial Officers, former Acting Chief Executive Officer and the three other most highly compensated executive officers of the Company in fiscal year 2008 whose salary and bonus for the 2008 fiscal year exceeded $100,000. In addition, Mr. Ari Kaufman is included in the table because he would have been among the three most highly compensated executive officers of the Company, but for the fact that he was not serving as an executive officer on the last day of the 2008 fiscal year. The persons listed in the table below are referred to throughout this proxy statement as the “named executive officers.”

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Edward F. West (7)	2008	302,308	—	22,481	989,878	48,360	487	1,363,514
Chief Executive Officer and President	2007	123,721	—	—	—	100,000	257	223,978

Stephen Markowski (8)	2008	101,538	—	1,149	22,036	8,435	10,144	143,302
Chief Financial Officer	2007	—	—	—	—	—	—	—

William Bush (9)	2008	18,269	—	—	—	—	35	18,304
Former Chief Financial Officer	2007	—	—	—	—	—	—	—

R. Brian Gibson (10)	2008	231,397	—	—	51,784	27,637	3,330	314,148
Former Acting Chief Financial Officer	2007	186,521	—	—	25,561	33,877	3,326	249,285

Stacey Giamalis (11)	2008	225,271	—	1,563	150,468	46,809	3,374	427,485
SVP, General Counsel & Secretary	2007	213,354	—	—	85,170	68,488	3,384	370,396

Jonathan Ewert (12)	2008	202,265	—	454	101,507	109,616	3,337	417,179
SVP, Corporate Development	2007	128,077	74,500	—	16,920	38,062	3,248	260,807

Bert Knorr (13)	2008	211,994	—	2,719	139,889	23,550	3,349	381,501
VP, Technology	2007	189,014	—	—	75,957	38,048	3,336	306,355

Ari Kaufman (14)	2008	135,288	5,000	—	101,101	36,683	172,167	450,239
	2007	111,731	10,000	—	16,760	32,812	84,529	255,832

(1)	Includes amounts earned but deferred at the election of the executive officer under the Company’s 401(k) Plan established under Section 401(k) of the Internal Revenue Code.
(2)	Includes non-equity guaranteed or discretionary bonuses, hiring bonuses and relocation bonuses. Annual cash incentive payments are reported under “Non-Equity Incentive Plan Compensation.”

(3)	In 2008, executive officers could elect to receive part of their non-equity incentive payments in the form of fully vested restricted stock. The Plan provides that if an executive elects to take part of their incentive payment in stock, they will receive additional restricted stock valued at 15% of the election amount. The dollar value of the restricted stock recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), share-based payment (“FAS 123R”) is reflected in the “Stock Awards” column. For a description of the Company’s non-equity incentive plan see the Compensation Discussion and Analysis above.
(4)	Reference is made to Note 14 “Share-Based Compensation” to the financial statements in our Annual Report on Form 10-K (as amended by our Form 10-K/A) for the period ended December 31, 2008, which identifies assumptions made in the valuation of option awards in accordance with FAS 123R. The Company’s stock-based compensation expense recognized under FAS 123R reflects an estimated forfeiture rate relating to service based vesting conditions of 21.92% in 2008. The values recognized in the “Option Awards” column above do not reflect such estimated forfeitures.
(5)	Consists of amounts earned in 2008. For a description of the non-equity incentive plans see the Compensation Discussion and Analysis, above.
(6)	Amounts include employer contributions credited under the Company’s 401(k) Plan which is open to all Company employees. Under the 401(k) Plan, the Company makes matching contributions based on each participant’s voluntary salary deferrals, subject to plan and Internal Revenue Code limits. The maximum employer matching contribution in any given year is $3,000. Under the 401(k) Plan, matching contributions are 50% vested after the first year of employment and 100% vested after the second year of employment. Amounts also include the value of life insurance premiums paid by the Company on behalf of the employee, the value of any tax reimbursement, and any post termination payments such as severance payments.
(7)	Mr. West was entitled to a cash incentive payment of $81,600 pursuant to the Company’s 2008 Executive Team Incentive Plan (ETIP). Mr. West elected to receive $48,360 of his incentive payment in cash and $33,240 in 11,159 shares of fully vested restricted stock valued at $22,481. Mr. West was entitled to receive 450,000 options upon becoming interim Chief Executive Officer and President in August 2007. The options were granted on February 4, 2008. He was also granted 150,000 options on March 7, 2008. The Company recorded a FAS 123R expense of $989,878 in 2008 related to both option grants.
(8)	Mr. Markowski was entitled to receive a cash incentive payment of $9,435 pursuant to the Company’s 2008 ETIP. He elected to receive $1,000 of his incentive payment in 1,138 shares of restricted stock valued at $1,149. He also received 150,000 options upon becoming Chief Financial Officer which were granted on September 4, 2008. The Company recorded a FAS 123R expense of $22,036 in 2008 related to this option grant. Upon joining the Company Mr. Markowski received a $2,500 per month housing allowance for six months which is reflected in the column entitled “All Other Compensation.”
(9)	Mr. Bush worked for the Company from December 2007 through January 2008. Mr. Bush received 200,000 options granted on January 7, 2008. The Company recorded a FAS 123R expense of $3,292 in 2008 related to this option grant.
(10)	Mr. Gibson was entitled to a cash incentive payment of $27,637 pursuant to the 2008 ETIP. Mr. Gibson elected to take the full amount of his incentive payment in cash. Mr. Gibson did not receive any stock options in 2008 but the Company recorded a FAS 123R expense for grants from prior years in the amount of $51,784.
(11)	Ms. Giamalis was entitled to receive a cash incentive payment in the amount of $48,509 pursuant to the 2008 ETIP. She elected to receive $1,700 of her incentive in 1,231 shares of fully vested restricted stock valued at $1,563. She did not receive stock options in 2008 but the Company recorded a FAS 123R expense for grants from prior years in the amount of $150,468.
(12)	Mr. Ewert separated from the Company on June 1, 2009. Mr. Ewert was entitled to receive a cash incentive payment of $110,341 pursuant to the 2008 ETIP. Mr. Ewert elected to receive $725 of his incentive payment in 102 shares of fully vested restricted stock valued at $454. Mr. Ewert did not receive any stock options during 2008 but the Company recorded a FAS 123R expense for grants from prior years in the amount of $101,507.
(13)	Mr. Knorr was entitled to receive a cash incentive payment of $28,550 pursuant to the 2008 ETIP. Mr. Knorr elected to receive $5,000 of his incentive payment in 611 shares of fully vested restricted stock valued at $2,719. Mr. Knorr did not receive any stock options during 2008 but the Company recorded a FAS 123R expense for grants issued in prior years in the amount of $139,889.
(14)	Mr. Kaufman worked for the Company from April 2007 through September 2008. The amounts shown for 2008 include a $156,187 severance payment, $7,252 COBRA payment, $5,500 reimbursement for outplacement services and $1,147 moving expense.

2008 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
		Threshold ($)	Target ($)	Maximum ($)
Edward F. West (2)		90,000	150,000	450,000
	2/4/2008					450,000	3.68	1,060,965
	3/7/2008					150,000	3.57	343,080
	5/27/2008				2,229			9,919
	8/25/2008				1,547			5,105
	3/30/2009				7,383			7,457
Stephen Markowski (3)		82,500	137,500	206,250
	9/04/2008					150,000	2.96	270,030
	3/30/2009				1,138			1,149
William Bush (4)		—	—	—
	1/07/2008					200,000	3.37	431,820
R. Brian Gibson (5)		30,526	50,877	76,315
Stacey Giamalis (6)		53,658	89,430	134,145
	5/27/2008				93			414
	3/30/2009				1,138			1,149
Jonathan Ewert (7)		84,324	140,540	281,080
	5/27/2008				102			454
Bert Knorr (8)		31,559	52,598	78,897				2,719
	5/27/2008				611
Ari Kaufman (9)		76,721	127,869	255,740

(1)	No estimated forfeiture rate has been applied in valuing these option grants.
(2)	Mr. West was eligible to receive a target cash incentive payment of $150,000 and a maximum cash incentive payment of $450,000 pursuant to the 2008 ETIP. Mr. West earned a cash incentive payment of $81,600 pursuant to the Company’s 2008 ETIP, but elected to receive $33,240 in 11,159 shares of fully vested restricted stock valued at $22,481. Mr. West was entitled to receive 450,000 options upon becoming interim Chief Executive Officer and President in August 2007. The options were granted on February 4, 2008 and were valued at $1,060,965. He also received 150,000 options valued at $343,080 which were granted on March 7, 2008.
(3)	Mr. Markowski was eligible to receive a target cash incentive payment of $137,500 and a maximum cash incentive payment of $206,250 pursuant to the 2008 ETIP. Mr. Markowski earned a cash incentive payment of $9,435 but elected to receive $1,000 of his incentive in 1,138 shares of fully vested restricted stock valued at $1,149. He also received 150,000 options upon becoming CFO which were granted on September 4, 2008 and valued at $270,030.
(4)	Mr. Bush’s employment with the Company terminated in January 2008. Upon joining the Company he received 200,000 stock options valued at $431,820. The options terminated in April 2008, three months after his employment with the company ended. He did not receive a bonus pursuant to the 2008 ETIP.
(5)	Mr. Gibson was eligible to receive a target cash incentive payment of $50,877 and a maximum cash incentive payment of $76,315 pursuant to the 2008 ETIP. Mr. Gibson earned a cash incentive payment of $27,637 pursuant to the 2008 ETIP. Mr. Gibson elected to take the full incentive payment in cash. Mr. Gibson did not receive any stock options in 2008.
(6)	Ms. Giamalis was eligible to receive a target cash incentive payment of $89,430 and a maximum cash incentive payment of $134,145 pursuant to the 2008 ETIP. Ms. Giamalis earned a cash incentive payment of $48,509 pursuant to the 2008 ETIP but she elected to receive $1,700 of her incentive payment in 1,231 shares of fully vested restricted stock valued at $1,563. She did not receive stock options in 2008.
(7)	Mr. Ewert was eligible to receive a target cash incentive payment in the amount of $140,540 and a maximum cash incentive payment of $281,080 pursuant to the 2008 ETIP. Mr. Ewert earned a cash incentive payment of $110,341 pursuant to the 2008 ETIP but elected to receive $725 of his incentive payment in 102 shares of fully vested restricted stock valued at $454. Mr. Ewert did not receive any stock options during 2008.
(8)	Mr. Knorr was eligible to receive a target cash incentive payment of $52,598 and a maximum cash incentive payment of $78,897 pursuant to the 2008 ETIP. Mr. Knorr earned a cash incentive payment of $28,550 but elected to receive $5,000 of his incentive payment in 611 shares of fully vested restricted stock valued at $2,719. Mr. Knorr did not receive any stock options during 2008.
(9)	Mr. Kaufman’s employment terminated in September 2009. Prior to his termination, he earned first and second quarter incentive payments totaling $36,683.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
		Exercisable		Unexercisable
Edward F. West (1)		300,000		150,000	3.68	02/04/2018
		100,000		50,000	3.57	03/07/2018

Stephen Markowski (2)		—		150,000	2.96	09/04/2018

William F. Bush (3)	—	—		—	—	—

R. Brian Gibson		18,666	(4)	13,334	3.07	09/07/2016
		6,875	(5)	8,125	4.33	03/16/2017
		13,541	(8)	36,459	3.20	11/20/2017

Stacey Giamalis		34,166	(4)	5,834	3.10	08/05/2015
		27,500	(5)	12,500	4.61	03/06/2016
		10,584	(6)	—	4.61	03/06/2016
		20,625	(5)	24,375	4.32	03/01/2017
		33,854	(8)	91,146	3.20	11/20/2017

Jonathan Ewert		16,666	(7)	23,334	2.62	08/09/2017
		40,625	(8)	109,375	3.20	11/20/2017

Bert Knorr		17,500	(4)	2,500	3.10	08/05/2015
		19,250	(5)	8,750	4.61	03/06/2016
		18,958	(5)	16,042	4.70	11/28/2016
		9,166	(5)	10,834	4.33	03/16/2017
		7,812	(8)	17,188	3.20	11/20/2017
		27,083	(8)	72,917	3.20	11/20/2017

Ari Kaufman		—		—	—	—

(1)	Mr. West was entitled to receive 450,000 options upon becoming interim Chief Executive Officer and President in August 2007. Due to an administrative error, no such grant was submitted to the Compensation Committee for approval in 2007. The options were eventually granted in February 2008. The options vest monthly in equal installments during the first twenty-four months from the hire date, assuming no change in employment with the Company. Because of this error, which resulted in Mr. West’s February 2008 option grant having a higher exercise price than if it had been granted in 2007, in March 2008 the Compensation Committee approved an additional nonqualified stock option grant of 150,000 shares to Mr. West. The options vest over two years, with the first 29.1 percent vesting on the grant date, and the remainder vesting on a monthly basis in equal increments for twenty-four months, assuming no change in employment with the Company.
(2)	Mr. Markowski received an option to purchase 150,000 shares upon becoming the Company’s Chief Financial Officer. The options vest over four years, with the first twenty-five percent vesting one year from the hire date, and the remainder vesting on a monthly basis in equal increments during the 36-month period following the initial vesting date, assuming no change in employment with the Company.
(3)	Mr. Bush’s employment with the Company ended in January 2007. His options terminated in April 2007, three months after his employment ended.
(4)

The options were granted pursuant to LookSmart’s Amended and Restated 1998 Stock Plan. The options vest over four years, with the first twenty-five percent vesting one year from the hire date, and the remainder vesting on a monthly basis in equal increments during the thirty-six month period following the initial vesting date, assuming no change in employment with the Company.
(5)	The options were granted pursuant to LookSmart’s Amended and Restated 1998 Stock Plan and vest monthly in equal installments during the forty-eight month period from the vesting commencement date, assuming no change in employment with the Company.
(6)	In 2006, executive officers could elect to receive all or part of their cash performance bonus in the form of non-qualified stock options. The performance options were granted pursuant to LookSmart’s Amended and Restated 1998 Stock Plan and vested only if certain Company performance goals were attained.
(7)	The options were granted pursuant to LookSmart’s 2007 Equity Incentive Plan. The options vest over four years, with the first twenty-five percent vesting one year from the hire date, and the remainder vesting on a monthly basis in equal increments during the thirty-six month period following the initial vesting date, assuming no change in employment with the Company.
(8)	The options were granted pursuant to LookSmart’s 2007 Equity Incentive Plan and vest monthly in equal installments during the forty-eight month period from the vesting commencement date, assuming no change in employment with the Company.

2008 OPTION EXERCISES AND STOCK VESTED TABLE

In 2008, none of our named executive officers exercised options.

Post-Termination Compensation and Benefits. Other than as set forth below, the Company has no written employment agreements governing the length of service of its executive officers, or any severance or change of control agreements with its executive officers and each of its executive officers serves on an “at-will” basis.

The Company has severance agreements with each of its named executive officers except Mr. Gibson providing that, in the event the Company experiences a “Change of Control” and within 12 months thereafter the executive officer’s employment is terminated without “Cause” or he or she resigns for “Good Reason,” or if the executive officer’s employment by the Company is terminated without “Cause” or he or she resigns for “Good Reason,” then the executive officer would receive a cash payment representing 6, 9 or 12 months’ worth of his or her target cash compensation, depending upon his or her position with the Company, and the Company would pay on his or her behalf, health insurance premiums under COBRA for the same number of months after such a termination or resignation. These agreements are provided by the Company in order to attract and retain such named executive officers.

The following benefits would be received in the event of such a termination or resignation of any of the Company’s named executive officers: (i) Mr. West would receive a cash payment equal to 12 months’ worth of his then-current base salary and 100% of the greater of his target annual cash incentive bonus for the year prior to such termination or resignation or the year of such termination or resignation, and the Company would pay his health insurance premiums under COBRA for a period of 12 months after such a termination or resignation; (ii) Mr. Markowski would receive a cash payment equal to 9 months’ worth of his then-current base salary and three-quarters of his target annual cash incentive bonus, and the Company would pay his health insurance premiums under COBRA for a period of 9 months after such a termination or resignation; (iii) Ms. Giamalis would receive a cash payment equal to 9 months’ worth of her then-current base salary and three-quarters of her target annual cash incentive bonus, and the Company would pay her health insurance premiums under COBRA for a period of 9 months after such a termination or resignation; (iv) Mr. Ewert would receive a cash payment equal to 6 months’ worth of his then-current base salary and one-half of his target annual cash incentive bonus, and the Company would pay his health insurance premiums under COBRA for a period of 6 months after such a termination or resignation; and (v) Mr. Knorr would receive a cash payment equal to 6 months’ worth of his then-current base salary and one-half of his target annual cash incentive bonus, and the Company would pay his health insurance premiums under COBRA for a period of 6 months after such a termination or resignation. If an executive officer, including a named executive officer, is terminated for “Cause” at any time, or resigns without

“Good Reason” at any time, that executive officer will not be entitled to any benefits under the change of control/severance policy. Accordingly, had the following named executive officers in service at the end of 2008 been terminated without Cause or resigned for “Good Reason” as of December 31, 2008, the following payments would have been received by such named executive officer according to the payment schedule set forth in his or her severance agreement:

Name	Salary Continuation ($)	Bonus ($)		COBRA Payments (# of months)
Edward F. West	$300,000	$150,000	(1)	12
Jonathan Ewert	$108,900	$54,450		6
Bert Knorr	$105,575	$26,394		6
Stacey Giamalis	$168,480	$67,392		9
Stephen Markowski	$206,250	$103,125		9

(1)	Mr. West is entitled to the greater of 100% of his cash incentive for the year prior to such termination or resignation, or 100% of his cash incentive for the year of such termination or resignation.

In addition, pursuant to these severance agreements, the stock options held by such named executive officers are subject to accelerated vesting in the event of termination without Cause or resignation for “Good Reason” within twelve months following a Change in Control of the Company. In such event, all remaining unvested stock options will vest and become immediately exercisable.

Accordingly, had the following named executive officers in service at the end of 2008 been terminated without Cause or resigned for “Good Reason” as of December 31, 2008 and such termination or resignation had been within twelve months after a “Change of Control”, in addition to the amounts above such executive officer would have received the following:

Name	Accelerated Option Vesting (shs)
Edward F. West	200,000
Jonathan Ewert	132,709
Bert Knorr	128,231
Stacey Giamalis	133,855
Stephen Markowski	150,000

With respect to Mr. Gibson, the Company has a severance arrangement with him providing that, in the event the Company experiences a “change of Control” and within 12 months thereafter his employment is terminated without “Cause” or he resigns for “Good Reason”, then Mr. Gibson would receive a cash payment representing 6 months’ worth of his base salary. Accordingly, had a Change of Control occurred within twelve (12) months prior to December 31, 2008 and had Mr. Gibson been terminated without cause or resigned for “good reason” as of December 31, 2008, he would have received $102,000 of salary continuation,

A “Change of Control” means the sale of all or substantially all of the assets of the Company, or the acquisition of the Company by another entity by means of consolidation or merger pursuant to which the then current stockholders of the Company shall hold less than fifty percent (50%) of the voting power of the surviving corporation; provided, however, that a reincorporation of the Company in another jurisdiction shall not constitute a Change of Control.

“Cause” means that the executive officer: (i) is convicted of, or pleads nolo contendere to, any felony or other offense involving moral turpitude or any crime related to his or her employment, or commits any unlawful act of personal dishonesty resulting in personal enrichment in respect of his or her relationship with the Company or any subsidiary or affiliate or otherwise detrimental to the Company in any material respect; (ii) fails to consistently perform his or her material duties to the Company in good faith and to the best of his or her ability; provided, however, that the Company shall not be permitted to terminate him or her pursuant to this clause unless it has first provided him or her with written notice and an opportunity to cure such failure; (iii) willfully disregards or fails to follow instructions from the Company’s senior management or board of directors to do any legal act related to the Company’s business; (iv) willfully disregards or violates material provisions of the Company’s Code of Conduct or other corporate policies; (v) exhibits habitual drunkenness or engages in substance abuse which in any way materially affects his or her ability to perform his or her duties and obligations to the Company; or (vi) commits any material violation of any state or federal law relating to the workplace environment.

A resignation for “Good Reason” means that the executive officer resigns from all positions he or she then holds with the Company and its affiliates as a result of (i) (A) the Company making a material adverse change in the executive officer’s position causing such position to be of materially reduced stature or responsibility, (B) a material reduction of the executive officer’s base salary, (C) the executive officer being required to relocate his primary work location to a location that would increase the executive officer’s one way commute distance by more than fifty (50) miles, or (D) a material reduction of the executive officer’s target bonus percentage (provided that fluctuation in actual bonus amounts earned and paid in material accordance with the provisions of the bonus plan in which the executive officer participates will not constitute “good reason”), (ii) the executive officer provides written notice to the Company’s General Counsel within the sixty (60) days immediately following such material change or reduction, (iii) such material change or reduction is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice and (iv) the executive officer’s resignation is effective not later than ninety (90) days after the expiration of such thirty (30) day cure period.

Mr. Kaufman separated from the Company in September 2008. Pursuant to his severance arrangement, Mr. Kaufman received 6 months’ worth of his salary, half of his annual bonus at target, and 6 months of COBRA payments.

Certain Relationships and Related Transactions

Indemnification Agreements. The Company has entered into indemnity agreements with its directors and officers providing for indemnification of each director and officer against expenses incurred in connection with any action or investigation involving the director or officer by reason of his or her position with the Company (or with another entity at the Company’s request). The directors and officers will also be indemnified for costs, including judgments, fines and penalties that are indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by the Company that covers directors and officers. A director or officer involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in each instance on the director or officer meeting the standards of conduct set forth in the indemnity agreements.

Policies and Procedures for Approving Related Person Transactions. Our policy and procedure with respect to any related person transaction between the Company and any related person requiring disclosure under Item 404(a) of regulation S-K under the Securities and Exchange Act of 1934, is that the Company’s audit committee reviews all such transactions. The board of directors has adopted a written policy reflecting the policy and procedure identified above.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of independent directors as required by and in compliance with the listing standards of NASDAQ. Directors Castagna, Dexmier, and Wright are currently on the Audit Committee. Director Dexmier is an “audit committee financial expert” within the meaning of applicable SEC rules. The Audit Committee operates pursuant to a written charter adopted by the board of directors. Its function is to assist the board of directors in its oversight of the Company’s financial reporting process. In accordance with its charter, the Audit Committee oversees the Company’s financial, accounting and reporting processes; its system of internal accounting and financial controls; its compliance with related legal and regulatory requirements; the appointment, engagement, termination and oversight of the Company’s independent registered public accounting firm, including reviewing their independence; reviewing and approving the planned scope of the annual audit; overseeing the independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed; reviewing with management and the independent registered public accounting firm the adequacy of the Company’s internal financial controls; and reviewing the Company’s critical accounting policies and the application of accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2008 with management and the Company’s independent registered public accounting firm, Moss Adams LLP. The Audit Committee has discussed with Moss Adams LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has received from Moss Adams LLP a written statement describing the relationships between the independent registered public accounting firm and LookSmart that might bear on the independent registered public account firm’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as well as a letter from Moss Adams LLP confirming that, in Moss Adams’s professional judgment, it is independent of the Company. The Audit Committee has discussed with Moss Adams LLP matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above and the review of LookSmart’s audited financial statements for the year ended December 31, 2008, in March 2009 the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K (as amended by our Form 10-K/A) for 2008 filed with the SEC.

The preceding Audit Committee Report is not considered proxy solicitation material, is not deemed “filed” with the SEC, and is not deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act. Notwithstanding anything to the contrary set forth in any of LookSmart’s previous filings made under the Securities Act or the Exchange Act that incorporate future filings made by the Company under those statutes, the preceding Audit Committee Report is not to be incorporated by reference into any prior filings, nor shall the report be incorporated by reference into any future filings made by the Company under those statutes The members of our audit committee are “independent” directors as defined in applicable listing standards of the National Association of Securities Dealers and applicable rules and regulations of the Securities and Exchange Commission.

AUDIT COMMITTEE

/s/    Jean-Yves Dexmier, Chair

/s/    Anthony Castagna

/s/    Timothy Wright

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act and the rules thereunder of the Securities and Exchange Commission require the Company’s directors, officers and beneficial owners of more than 10% of our common stock to file reports of their ownership and changes in ownership of common stock with the Commission. Securities and Exchange Commission regulations require that the Company be furnished with copies of these reports. Personnel of the Company generally prepare these reports on behalf of the directors and officers on the basis of information obtained from each director and officer. Based solely on a review of these reports and on such information from the directors and officers, the Company believes that all reports required by Section 16(a) of the Securities and Exchange Act to be filed during the year ended December 31, 2008 were filed on time.

ADVANCE NOTICE PROCEDURES FOR STOCKHOLDER PROPOSALS

Under LookSmart’s bylaws, nominations for a director may be made only by the board of directors, a proxy committee of the board of directors, or by a stockholder entitled to vote who has delivered notice to the principal executive offices of LookSmart containing certain information specified in the bylaws (i) not less than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders, or (ii) if the annual meeting is called for a date not within thirty days before or after the previous year’s meeting date, not later than a reasonable time after solicitation is made.

The bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the board of directors, the presiding officer or by a stockholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of LookSmart (containing certain information specified in the bylaws) (i) not less than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders, or (ii) if the annual meeting is called for a date not within thirty days before or after the previous year’s meeting date, not later than a reasonable time after solicitation is made.

These requirements are separate and apart from the requirements that a stockholder must meet in order to have a stockholder proposal included in LookSmart’s proxy statement under Rule 14a-8 of the Exchange Act.

Stockholder proposals should be addressed to the attention of the Company’s General Counsel, 625 Second Street, San Francisco, California 94107.

ANNUAL REPORT ON FORM 10-K

A copy of LookSmart’s annual report on Form 10-K (as amended by our Form 10-K/A) for 2008 will be made available via the Internet to stockholders as of the record date, using the “Notice and Access” method of proxy delivery. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. It is also available in digital form for download or review by visiting http://investor.shareholder.com/looksmart/sec.cfm.

DELIVERY OF THIS PROXY STATEMENT

In addition to sending a Notice of Internet Availability of Proxy Materials rather than a full set of paper proxy materials to every stockholder of record who had not previously elected to receive paper copies of the proxy materials, we have adopted another practice approved by the SEC called “householding.” The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, we, as well as brokers with account holders who are LookSmart’s stockholders, may be “householding” our proxy materials. Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of our Notice of Availability or other proxy materials at that address, unless one or more of those stockholders has notified us that they wish to receive individual copies. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to LookSmart Investor Relations, 625 Second Street, San Francisco, CA 94107, or by calling (415) 348-7000.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Appendix A

LOOKSMART, LTD.

2009 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MAY 29, 2009

APPROVED BY THE STOCKHOLDERS: [                    ], 2009

1.	GENERAL.

(a) The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under it.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the

Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate five hundred thousand (500,000) shares of Common Stock.

(b) If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c) The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights in that Offering shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

(c) The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an

Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee who has timely submitted a valid enrollment form shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage of that Employee’s earnings (as defined by the Board in each Offering) or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings during the period that begins on the date the Offering begins (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering.

(d) In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed either such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated earnings contributions) allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(e) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one (1) share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

9.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iii) the class(es) and number of securities subject to the purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

(c) In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date, and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days prior to the new Purchase Date, that the Purchase Date for the Participant’s Purchase Right has been changed to the new Purchase Date and that the Participant’s accumulated Contributions shall be used to purchase shares of Common Stock on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 7(b) hereof.

12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

13.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date the Plan is adopted by the Board (the “Effective Date”), but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the Effective Date.

14.	MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(b) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

15.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means LookSmart, Ltd., a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least [ninety percent (90%)] of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(o) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(s) “Plan” means this LookSmart, Ltd. 2009 Employee Stock Purchase Plan.

(t) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(u) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

LOOKSMART, LTD.
THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JULY 14, 2009

The shareholder(s) hereby appoint(s) Edward (Ted) West, Stephen Markowski and Stacey Giamalis, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LOOKSMART, LTD. that the shareholder(s) is/are entitled to vote at the Annual meeting of shareholder(s) to be held at 10:00 AM, PDT on July 14, 2009, at the LOOKSMART, LTD.’s office located at 625 Second Street, Third Floor, San Francisco, CA 94107, and any adjournment or postponement thereof.

Continued and to be signed on reverse side

LOOKSMART, LTD. 625 SECOND ST. SAN FRANCISCO, CA 94107-116

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BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

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NAME
LOOKSMART LTD	1234567890123456789 999,999,999,999.99999
LOOKSMART LTD	1234567890123456789 999,999,999,999.99999
LOOKSMART LTD	1234567890123456789 999,999,999,999.99999
LOOKSMART LTD	1234567890123456789 999,999,999,999.99999
LOOKSMART LTD	1234567890123456789 999,999,999,999.99999
LOOKSMART LTD	1234567890123456789 999,999,999,999.99999
LOOKSMART LTD	1234567890123456789 999,999,999,999.99999
LOOKSMART LTD	1234567890123456789 999,999,999,999.99999

☒ TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Jean-Yves Dexmier
The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain
2	To approve the LookSmart 2009 Employee Stock Purchase Plan						☐	☐	☐
3	To ratify the appointment of the accounting firm Moss Adams LLP as the Company’s independent registered public accounting firm for the current fiscal year.						☐	☐	☐
NOTE: To transact any other business that may properly come before the annual meeting and any adjournment or postponement thereof.
BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

				P82580-01S				999,999,999,999 543442503 4
Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date